SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549







                                   FORM 8-K



                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  May 13, 1994



                           CLARK EQUIPMENT COMPANY
            (Exact name of registrant as specified in its charter)



    Delaware                     1-5646            38-0425350
(State or other juris-        (Commission        (IRS Employer
diction of incorporation)     File Number)    Identification Number)



100 North Michigan Street
P. O. Box 7008
South Bend, Indiana
(Address of principal                                  46634
executive offices)                                  (Zip Code)



Registrant's telephone number                     (219) 239-0100
including area code











                                                     Total Number of Pages: 78
                                                     Exhibit Index at Page: 10


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On May 13, 1994, Registrant completed an initial public offering of 10,000,000 Shares of Common Stock of its indirect wholly-owned subsidiary, Clark Automotive Products Corporation ("CAPCO"). On that date, Automotive Products Company ("APC"), a wholly-owned subsidiary of the Registrant, sold a total of 9,174,194 Shares of Common Stock of CAPCO as follows: (1) 7,339,355 Shares were sold in a public offering in the United States and Canada pursuant to an Underwriting Agreement dated May 6, 1994 ("Underwriting Agreement") among APC, CAPCO and Registrant and CS First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters, and (2) 1,834,839 Shares were sold in a public offering outside of the United States and Canada pursuant to a Subscription Agreement dated May 6, 1994 ("Subscription Agreement") among APC, CAPCO, Registrant, CS First Boston Limited, Merrill Lynch International Limited, ABN AMRO Bank N.V., Banque Bruxelles Lambert S.A., Cazenove & Co., Dresdner Bank Aktiengesellschaft and UBS Limited. In addition to the Shares sold by APC, CAPCO sold 660,645 Shares pursuant to the Underwriting Agreement and 165,161 Shares pursuant to the Subscription Agreement.

The Shares were sold at a price of $11.28 per share (representing the $12.00 offering price to the public less an underwriting discount of $.72 per share), resulting in aggregate sale proceeds received by APC of $103,484,908.32 and aggregate sale proceeds received by CAPCO of $9,315,091.68.

APC also retained ownership of 1,000,000 Shares of CAPCO stock which are subject to an overallotment option which can be exercised by the underwriters until June 5, 1994.

Copies of the Underwriting Agreement and Subscription Agreement are attached hereto as Exhibits (2)(a) and (2)(b) respectively.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

The following pro-forma financial information required pursuant to Article 11 of Regulation S-X is being filed as a part of this report:

     Included in Pages 4 through 6 are pro-forma income statements of the Registrant for the years ended December 31, 1993, 1992, and 1991 which reflect the deconsolidation of CAPCO. In these statements CAPCO is treated as a discontinued operation in accordance with Accounting Principles Bulletin No. 30. The CAPCO amounts deconsolidated are identical to the audited CAPCO income statements included in CAPCO's Registration Statement on Form S-1.










     Included on Page 7 is a pro-forma balance sheet of the Registrant as of March 31, 1994 which reflects the anticipated impact of the transaction. Explanations of pro-forma adjustments are included on Page 8.

     Information on the interim results for 1994 and 1993, which include CAPCO presented on a deconsolidated basis, have been included in the Registrant's Form 10-Q for the first quarter of 1994. The March 31, 1994 balance sheet accounts of CAPCO have also been deconsolidated in the 10-Q Financial Statements and the net assets have been included in the caption "Investment in Discontinued Operations." No pro-forma income statement information as of March 31, 1994 is provided in this Form 8-K since interim results included in the 10-Q fully reflect CAPCO as a discontinued operation.














































                          CLARK EQUIPMENT COMPANY
                      RESTATEMENT OF INCOME STATEMENT
                    FOR THE YEAR ENDED DECEMBER 31, 1993

            (AMOUNTS IN THOUSANDS EXCEPT FOR EARNINGS PER SHARE)



                                                           Adjusted
                                Clark as        Less        Income
                                Reported       CAPCO       Statement

Net Sales                         $874.9        $182.9       $692.0


Operating Costs and Expenses:
Cost of Goods Sold                 700.3         143.2        557.1
Selling, General and               118.5          15.8        102.7
   Administrative Expenses         818.8         159.0        659.8



Operating Income                    56.1          23.9         32.2



Other Income and Expense:
Other Income - Net                  11.9          (3.1)        15.0
Interest Expense                   (21.5)         (0.1)       (21.4)
Pre-Tax Income from
   Consolidated Operations          46.5          20.7         25.8
Provision for Income Taxes          12.4           8.2          4.2
Income from Consolidated Operations 34.1          12.5         21.6
Equity in Net Income of
   Associated Companies              7.8             -          7.8
Income from Continuing Operations  $41.9         $12.5        $29.4



Income Per Share                   $2.41                      $1.69


Average Number of Shares          17,421                     17,421



                          CLARK EQUIPMENT COMPANY
                      RESTATEMENT OF INCOME STATEMENT
                    FOR THE YEAR ENDED DECEMBER 31, 1992


            (AMOUNTS IN THOUSANDS EXCEPT FOR EARNINGS PER SHARE)



                                                           Adjusted
                                Clark as        Less        Income
                                Reported       CAPCO       Statement

Net Sales                         $802.7        $144.2       $658.5


Operating Costs and Expenses:
Cost of Goods Sold                 663.6         119.4        544.2
Selling, General and                99.8          11.9         87.9
   Administrative Expenses         763.4         131.3        632.1



Operating Income                    39.3          12.9         26.4



Other Income and Expense:
Other Income - Net                  16.9           2.0         14.9
Interest Expense                   (25.6)         (2.1)       (23.5)
Pre-Tax Income from
   Consolidated Operations          30.6          12.8         17.8
Provision for Income Taxes          10.4           4.6          5.8
Income from Consolidated Operations 20.2           8.2         12.0
Equity in Net Loss of
   Associated Companies            (48.1)            -        (48.1)
Income (Loss) from
   Continuing Operations          ($27.9)         $8.2       ($36.1)



Loss Per Share                    ($1.60)                    ($2.08)


Average Number of Shares          17,334                     17,334



                          CLARK EQUIPMENT COMPANY
                      RESTATEMENT OF INCOME STATEMENT
                    FOR THE YEAR ENDED DECEMBER 31, 1991

            (AMOUNTS IN THOUSANDS EXCEPT FOR EARNINGS PER SHARE)



                                                           Adjusted
                                Clark as        Less        Income
                                Reported       CAPCO       Statement

Net Sales                         $721.4        $132.2       $589.2


Operating Costs and Expenses:
Cost of Goods Sold                 637.7         112.9        524.8
Selling, General and               103.2          15.0         88.2
   Administrative Expenses         740.9         127.9        613.0



Operating Income (loss)            (19.5)          4.3        (23.8)



Other Income and Expense:
Other Income - Net                  14.6           2.4         12.2
Interest Expense                   (25.7)         (1.8)       (23.9)
Pre-Tax Income (loss) from
   Consolidated Operations         (30.6)          4.9        (35.5)
Provision (Credit) for Income
    Taxes                           (1.1)          3.9         (5.0)
Income (loss) from
   Consolidated Operations         (29.5)          1.0        (30.5)
Equity in Net Loss of
   Associated Companies            (23.1)            -        (23.1)
Income (Loss) from
   Continuing Operations          ($52.6)         $1.0       ($53.6)



Loss Per Share                    ($3.04)                    ($3.10)


Average Number of Shares          17,293                     17,293



                           CLARK EQUIPMENT COMPANY
                           PRO-FORMA BALANCE SHEET
                                MARCH 31, 1994

                            (AMOUNTS IN THOUSANDS)

                                                   Pro-Forma
                                        As        Adjustments
                                     Reported   Debit     Credit    Adjusted
Current Assets:
Cash and Equivalents                   $245.4  $103.5  (2) $6.2  (1)  $342.7
Accounts and Notes Receivable            86.4                           86.4
Inventories                              80.2                           80.2
Investment in Discontinued Operations    65.9     6.2  (1) 65.6  (2)     6.5
Deferred Tax Assets - Net                27.9                           27.9
Other Current Assets                      5.8               1.1  (2)     4.7
     Total Current Assets               511.6   109.7      72.9        548.4

Investment and Advances -
   Associated Companies                 135.2                          135.2
Deferred Tax Assets - Net               101.0                          101.0
Property, Plant and Equipment-Net       161.9                          161.9
Assets Held for Sale                      8.7                            8.7
Goodwill                                 68.8                           68.8
Other Assets                             41.8                           41.8
     Total Assets                    $1,029.0  $109.7     $72.9     $1,065.8


Current Liabilities:
Notes Payable                           $27.7                          $27.7
Accounts Payable and Accruals           134.7                          134.7
Other Current Liabilities                26.6               5.2  (2)    31.8
Current Portion of Long-Term Debt         9.8                            9.8
     Total Current Liabilities          198.8               5.2        204.0

Long-Term Borrowings                    204.6                          204.6
Other Non-Current Liabilities            92.9                           92.9
Accrued Postretirement Benefits         234.7                          234.7
     Total Liabilities                  731.0               5.2        736.2


Stockholders' Equity:
Capital Stock                           323.7                          323.7
Retained Earnings                       119.6              31.6  (2)   151.2
Cumulative Translation Account          (64.5)                         (64.5)
Treasury Stock                          (49.5)                         (49.5)
LESOP Shares                            (31.3)                         (31.3)
     Total Stockholders' Equity         298.0              31.6        329.6

Total Liabilities and
   Stockholders' Equity              $1,029.0             $36.8     $1,065.8

Explanation of Pro-Forma Adjustments

(1) Represents the increase in investment from March 31, 1994 to the sale date. Increase relates principally to pay down of CAPCO debt.

(2) Represents entry to record the net proceeds from the sale of CAPCO and to record liabilities for expenses and taxes related to the sale. The entry also reflects the write-off of 91 percent of the investment in CAPCO sold in the Offerings and reflects the gain on the sale.

Exhibits

See attached Exhibit Index.


                                   SIGNATURES



Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CLARK EQUIPMENT COMPANY




                                         /s/ John J. Moran, Jr.
                                        John J. Moran, Jr.
                                        Assistant Secretary


Date:  May 27, 1994

































                            EXHIBITS LIST AND INDEX



Exhibit                                      Filed Herewith Unless
Number              Description              Otherwise Indicated

(2)(a)         Underwriting Agreement             Page 11
               dated May 6, 1994 among
               Automotive Products
               Company, Clark Automotive
               Products Corporation, and
               Clark Equipment Company
               and CS First Boston
               Corporation and Merrill
               Lynch, Pierce, Fenner &
               Smith Incorporated as
               representatives of the
               Underwriters.

(2)(b)         Subscription Agreement dated       Page 44
               May 6, 1994 among Automotive
               Products Company, Clark
               Automotive Products Corporation,
               Clark Equipment Company, CS
               First Boston Limited, Merrill
               Lynch International Limited,
               ABN AMRO Bank N.V., Banque
               Bruxelles Lambert S.A.,
               Cazenove & Co., Dresdner Bank
               Aktiengesellschaft and UBS
               Limited.




























                                8,000,000 Shares

                     CLARK AUTOMOTIVE PRODUCTS CORPORATION
                                  Common Stock


                             UNDERWRITING AGREEMENT

                                                                     May 6, 1994


CS FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED,
  As Representatives of the Several Underwriters,
   c/o CS First Boston Corporation
    Park Avenue Plaza,
    New York, N.Y. 10055

Dear Sirs:

     1. Introductory. Clark Automotive Products Corporation, a Michigan corporation ("Company"), proposes to issue and sell 660,645 shares of its common stock, par value $.01 per share ("Common Stock"), in the United States and Canada, and Automotive Products Company, a Delaware corporation (the "Selling Stockholder"), proposes to sell in the United States and Canada an aggregate of 7,339,355 outstanding shares of the Common Stock of the Company (such 8,000,000 shares of Common Stock being hereinafter referred to collectively as the "Firm Shares"). The Company and the Selling Stockholder propose to sell the Firm Shares to the several Underwriters named in Schedule A hereto ("Underwriters"). The Selling Stockholder also proposes to grant an option, exercisable by CS First Boston Corporation for the Underwriters and the Managers (as defined below) to purchase up to an aggregate of not more than 1,000,000 additional shares of Common Stock as set forth below (such additional shares being hereinafter referred to as the "Optional Shares"). The Firm Shares and the Optional Shares which the Underwriters elect to purchase ("U.S. Optional Shares"), if purchased, are herein collectively called the "U.S. Stock." The sale of the U.S. Stock in the United States and Canada is referred to herein as the "U.S. Offering." This Underwriting Agreement, as amended, supplemented or modified from time to time, is referred to herein as "this Agreement."

     It is understood that the Company and the Selling Stockholder are concurrently herewith entering into a Subscription Agreement ("Subscription Agreement") dated the date hereof with certain Managers listed in Schedule B hereto "Managers") relating to the concurrent offering and sale of 2,000,000 shares of Common Stock ("International Stock") by the Company and the Selling Stockholder outside the United States and Canada ("International Offering"). The U.S. Offering and the International Offering are collectively referred to herein as the "Offerings" and the U.S. Stock and the International Stock are collectively referred to herein as the "Stock." To provide for coordination of their activities, the Underwriters and the Managers have entered into an Agreement Between U.S. Underwriters and Managers which permits them, among other things, to sell Stock to each other for purposes of resale.




     The Company, the Selling Stockholder and Clark Equipment Company, a Delaware corporation ("Clark"), hereby agree with the several Underwriters as follows:

     2. Representations and Warranties of the Company and the Selling Stockholder. A. The Company, the Selling Stockholder and Clark jointly and severally represent and warrant to, and agree with, the several Underwriters that:

     (i) A registration statement (No. 33-75626), including a form of prospectus relating to the U.S. Stock to be sold in the U.S. Offering and a form of prospectus relating to the International Stock to be sold in the International Offering, has been filed with the Securities and Exchange Commission ("Commission") and either (A) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission.
For purposes of this Agreement, "Effective Time" means (A) if the Company has advised you that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (B) if the Company has advised you that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the "Registration Statement," and the form of prospectus relating to the U.S. Stock to be sold in the U.S. Offering and the form of prospectus relating to the International Stock to be sold in the International Offering, each as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement are hereinafter respectively referred to as the "U.S. Prospectus" and the "International Prospectus" and collectively referred to as the "Prospectuses." No stop order suspending the effectiveness of such Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the best knowledge of the Company, the Selling Stockholder and Clark, threatened by the Commission.

     (ii) If the Effective Time is prior to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectuses pursuant to Rule 424(b), the Registration Statement and each of the Prospectuses will conform in all material respects to the


requirements of the Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the light of the circumstances under which they were made in the case of each of the Prospectuses.) If the Effective Time is subsequent to the execution and delivery of this Agreement: on the Effective Date, the Registration Statement and each of the Prospectuses will conform in all material respects to the requirements of the Act and the Rules and Regulations, and none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through you specifically for use therein.

     (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole.

     (iv) Each subsidiary of the Company has been duly incorporated and is validly existing as a company under the laws of the jurisdiction of its incorporation, has all corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole; all capital of such subsidiaries has been established as provided in their respective Articles of Organization, has been fully paid in, is nonassessable, other than the ability of Brazilian tax, labor and similar authorities to make assessments against shares of capital stock for tax, labor and similar claims (of which there currently are none) and (with the exception of directors' qualifying shares) is owned by the Company, directly or through subsidiaries, and, to the extent owned directly or indirectly by the Company, is free and clear of any mortgage, pledge, lien, encumbrance or claim.

     (v) This Agreement and the Subscription Agreement have each been duly authorized, executed and delivered by the Company.

     (vi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectuses under "Capitalization"; all of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Selling Stockholder, a wholly-owned subsidiary of Clark; and the capital stock of the Company (including, without limitation, the Stock) conforms to all statements relating thereto (including, without limitation, statements relating to


dividend, voting, conversion and exchange features) contained in the Registration Statement and the Prospectuses. Except as set forth in the Prospectuses, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any shares of capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations for the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations.

     (vii) Except as set forth in the Prospectuses, there are no contracts, agreements or understandings between the Company and any natural person, corporation, partnership, trust, firm, association or other entity, whether acting in an individual, fiduciary or other capacity (a "Person") granting such Person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

     (viii) The Company and its subsidiaries own or possess all licenses or other rights to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and proprietary knowledge (hereinafter collectively referred to as "Proprietary Rights") presently employed by them in connection with the operation of their businesses, except in each case where the failure to own, possess or have rights to use such Proprietary Rights, singly or in the aggregate, would not reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries (A) has received any notice of infringement of or conflict with asserted rights of others with respect to any Proprietary Rights, (B) is aware of the assertion by others of any rights inconsistent with the Company's Proprietary Rights, and (C) is aware of any facts which it believes would render any of its Proprietary Rights invalid, in each case for clauses (A), (B), or (C), which singly or in the aggregate, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole.

     (ix) The financial statements included in the Registration Statement and the Prospectuses comply in all material respects with the requirements of the Act and the Rules and Regulations, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis; and the related supporting schedules included in the Registration Statement present fairly the information required to be stated therein in compliance with the applicable Rules and Regulations. The financial information and statistical data set forth in the Prospectuses under the captions "Summary Selected Combined Financial Data," "Capitalization," "Selected Combined Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Supplementary Quarterly Financial Data"


and the table labeled "Product Line Sales" under the caption
"Business-Principal Products" are fairly stated in all material respects in relation to the consolidated financial statements of the Company from which they have been derived.

     (x) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on its capital stock other than the dividend declared by the board of directors of the Company on April 14, 1994, and (D) there has not been any change in the capital stock of the Company or any of its subsidiaries or any material change in the long-term debt of the Company and its subsidiaries, taken as a whole.

     (xi) Neither the Company nor any of its subsidiaries is (A) in violation of its charter (or other equivalent instrument), or (B) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or other authority applicable to it (including, without limitation, any law, administrative regulation, ordinance or order relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants), where such violation would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole, or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property are bound which defaults, singly or in the aggregate, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole; and the performance of this Agreement and the Subscription Agreement and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by all necessary corporate action and will not conflict with or constitute or result in a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them are bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which, singly or in the aggregate, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the charter (or other equivalent instrument) or by-laws of the Company or of any of its subsidiaries or any applicable law, any rule, regulation or order of any governmental agency or authority or any decree or order of any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, the violation of


which, singly or in the aggregate, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole; and the Company has full corporate power and authority to authorize, issue and sell the U.S. Stock as contemplated by this Agreement.

     (xii) The Company and its subsidiaries have good and marketable title to all real property and good title to all personal property owned by them, in each case that is material to the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, charges, encumbrances, and restrictions except such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries that are material to the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole are held by them under valid, subsisting and enforceable leases with such exceptions as are not material in relation to the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries taken as a whole.

     (xiii) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, the Selling Stockholder and Clark, is imminent which, singly or in the aggregate, could be material to the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or customers which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole.

     (xiv) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the Selling Stockholder and Clark, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectuses which have not been so disclosed, or which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or which would reasonably be expected to materially and adversely affect the consummation of this Agreement or the Subscription Agreement; all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their property is the subject, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be described in the Prospectuses or the Registration Statement or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so described or so filed as exhibits thereto.




     (xv) No authorization, approval or consent of, or registration or qualification with, any Person or any court or governmental authority or agency is necessary in connection with the issuance or sale of the Stock by the Company or the consummation of the other transactions contemplated by this Agreement, except such as have been or will be obtained prior to the First Closing Date or the Option Closing Date (as applicable).

     (xvi) The Company and the Company's subsidiaries possess all licenses, certificates, authorities or permits (collectively, "permits") issued by the appropriate governmental or regulatory agencies or authorities that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted except for permits the lack of which would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole; neither the Company nor any of its subsidiaries has received any notice of proceedings, nor to the knowledge of the Company and its subsidiaries, the Selling Stockholder and Clark is any proceeding threatened, relating to the revocation or modification of any such permit which, singly or in the aggregate, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole; and, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

     (xvii) (A) All United States Federal income tax returns of the Company and each of its subsidiaries required by law to be filed have been filed and all taxes shown by the said returns or otherwise assessed which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and (B) the Company and its subsidiaries have filed all other tax returns which are required to have been filed by them pursuant to applicable state, local or other law, except, as to each of the foregoing clauses (A) and (B), insofar as the failure to file such returns, individually and in the aggregate, would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings of the Company and its subsidiaries, taken as a whole, and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with United States generally accepted accounting principles or if the failure to make any or all such payments, singly or in the aggregate, would not be material to the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole. The charges, accruals and reserves on the consolidated books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy which would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings of the Company and its subsidiaries, taken as a whole.

     (xviii) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) all material transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in


conformity with United States generally accepted accounting principles appropriate in the circumstances to reflect in all material respects the substance of events and transactions that should be included and to maintain accountability for assets; (C) irregularities or material errors do not occur or would be detected within a timely period by employees in the normal course of performing their assigned functions; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (xix) The Stock has been duly authorized, and, in the case of the Stock being issued by the Company, when issued, and, in the case of all the Stock, when delivered and paid for pursuant to this Agreement and the Subscription Agreement, will be fully paid and nonassessable, and the stockholders of the Company have no preemptive rights with respect to the Stock.

     (xx) In the past five years the Company has not received from its independent accountants any communication that such accountants have noted any matter involving the Company's internal control structure and its operation that such accountants considered to be a material weakness in the Company's internal control structure or its operation.

     (xxi) When the Registration Statement was or is initially declared effective, the Company will have complied with all provisions of Section
517.075 of Florida Statutes, 1987, as amended, requiring disclosure in the U.S. Prospectus by the Company if the Company or any of its affiliates conducted or will conduct any business with the government of Cuba or with any person or affiliate located in Cuba.

     (xxii) The Company has obtained a Certificate of Investment from the Central Bank of Brazil reflecting the U.S. dollar amount of the Company's investment in CAPCO do Brasil Empreendimentos e Participacoes Ltda. ("CAPCO do Brasil") as necessary to permit the Company to repatriate under current Brazilian law up to the U.S. dollar registered amount shown in such Certificate of Investment free and clear of any tax, duty, withholding or deduction in Brazil and to permit CAPCO do Brasil to remit profits to the Company in U.S. dollars under current Brazilian law (after payment of Brazilian withholding income tax), and such Certificate of Investment is in full force and effect; at present, no other permits, licenses, authorization, certificates or approvals from any Brazilian governmental authority are necessary to permit remittances of profits to the Company; and CAPCO do Brasil at present has access to the floating commercial rate currency market in Brazil for purchasing U.S. dollars to make remittances of profits to the Company.

     (xxiii) The descriptions in the Registration Statement and the Prospectuses of the Company's charter and by-laws, statutes, decrees, legal and governmental proceedings and contracts and such other documents as are described therein are accurate and fairly present the information required to be shown.

     (xxiv) Assuming appropriate personal jurisdiction and subject matter jurisdiction, none of the Company's subsidiaries nor any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).




     (xxv) Other than this Agreement, the Subscription Agreement and the engagement letter dated December 1, 1993 between Clark and CS First Boston Corporation, there are no contracts, agreements or understandings between the Company or the Selling Stockholder and any person that would give rise to a valid claim against the Company, the Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment.

     (xxvi) Except for the capital stock of CAPCO do Brasil, receivables owed to the Company by Eaton Corporation and contract rights described in the Registration Statement and the Prospectuses, the Company owns no real or personal property located in the United States that is material to the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole.

     (xxvii) The Company and each of its subsidiaries maintains adequate insurance, based on the types of business in which the Company and its subsidiaries are engaged and the geographic location of the assets of the Company and its subsidiaries.

     (b) The Selling Stockholder represents and warrants to, and agrees with, the several Underwriters that:

          (i) The Selling Stockholder has and, on the First Closing Date (as hereinafter defined) and each Option Closing Date (as hereinafter defined), if any, will have good and marketable title to the shares of the Stock to be sold by the Selling Stockholder free and clear of any adverse claims and full corporate right, power and authority to enter into this Agreement and the Subscription Agreement and to sell, assign, transfer and deliver the shares of the Stock to be sold by the Selling Stockholder hereunder and thereunder; and upon the delivery of and payment for the Stock hereunder and thereunder the several Underwriters and Managers will acquire good and marketable title to the shares of the U.S. Stock and the International Stock, respectively, free and clear of any adverse claims to be sold by such Selling Stockholder.

          (ii) This Agreement and the Subscription Agreement have each been duly authorized, executed and delivered by the Selling Stockholder.

          (iii) No authorization, approval or consent of, or registration or qualification with, any Person or any court or governmental authority or agency is necessary in connection with the sale of the Stock sold by the Selling Stockholder or the consummation of the other transactions contemplated by this Agreement or the Subscription Agreement, except such as have been or will be obtained prior to the First Closing Date.

          (iv) The execution, delivery and performance of this Agreement and the Subscription Agreement and the consummation of the transactions contemplated herein and therein have been authorized by all necessary action by the Selling Stockholder and Clark, as appropriate, and will not (A) conflict with or constitute or result in a breach or violation of any of the terms or provisions of, or any default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Selling Stockholder's properties or assets pursuant to, any contract, indenture, mortgage, loan


     agreement, note, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the Selling Stockholder's properties is subject, or (B) result in a breach or violation of any applicable law or any rule, regulation or order of any governmental agency or authority or any court having jurisdiction over the Selling Stockholder or any of its respective properties or of the charter or by-laws of the Selling Stockholder which, in the case of either clause (A) or (B), would interfere with the ability of the Selling Stockholder to sell to the Underwriters the Common Stock proposed to be sold by it pursuant to this Agreement and the Subscription Agreement free and clear of any adverse claims.

     3. Purchase, Sale and Delivery of Stock. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a purchase price of $11.28 per share, the respective number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto.

     The Company and the Selling Stockholder will deliver the Firm Shares to you for the accounts of the Underwriters, at the office of CS First Boston Corporation, Park Avenue Plaza, New York, New York 10055, against payment of the purchase price by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Company in the case of 660,645 Firm Shares and of the Selling Stockholder in the case of 7,339,355 Firm Shares, at the offices of White & Case, 1155 Avenue of the Americas, New York, New York 10036 at 10:00 A.M., New York time, on May 13, 1994, or at such other time not later than five full business days thereafter as you and the Company determine, such time being herein referred to as the "First Closing Date." The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request and will be made available for checking and packaging at the above office of CS First Boston Corporation at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from CS First Boston Corporation given to the Selling Stockholder from time to time not more than 30 days subsequent to the date of the commencement of the U.S. Offering, the Selling Stockholder agrees to sell to the Underwriters and the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholder up to 80% of the number of Optional Shares specified in such notice at the purchase price per share set forth in the first paragraph of this Section 3 (it being understood that the Managers, severally and not jointly, are agreeing to purchase up to 20% of the number of Optional Shares specified in such notice pursuant to Section 3 of the Subscription Agreement). Such Optional Shares that are purchased by the Underwriters, if any, shall be purchased from the Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of Firm Shares (subject to adjustment by CS First Boston Corporation in its discretion to eliminate fractions). Such Optional Shares may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares and/or the sale of the Stock pursuant to the Subscription Agreement. No Optional Shares shall be sold or delivered unless the Firm Shares and the International Stock previously


have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be surrendered and terminated at any time upon notice by CS First Boston Corporation to the Selling Stockholder.

     The time for delivery of and payment for any U.S. Optional Shares, being each herein referred to as an "Option Closing Date" (which may be the First Closing Date), shall be determined by mutual agreement between CS First Boston Corporation and the Selling Stockholder but shall be not later than five days after written notice of election to purchase Optional Shares is given. The Selling Stockholder will deliver the U.S. Optional Shares being purchased on an Option Closing Date to you, for the accounts of the Underwriters, at the above office of CS First Boston Corporation against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Selling Stockholder, at the above office of White & Case, on each Option Closing Date. The certificates for the Optional Shares so to be delivered will be in such denominations and registered in such names as you request and will be made available for checking and packaging at the above office of CS First Boston Corporation at a reasonable time in advance of each Option Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the U.S. Stock for sale to the public as set forth in the U.S. Prospectus.

     5. Certain Agreements of the Company and the Selling Stockholder. (a)The Company agrees with the several Underwriters and the Selling Stockholder that:

          (i) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectuses with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by you, which consent shall not be unreasonably withheld, subparagraph (4)) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. The Company will advise you promptly of any such filing pursuant to Rule 424(b).

          (ii) The Company will advise you promptly of any proposal to amend or supplement the registration statement as filed or either or both of the related prospectuses or the Registration Statement or either or both of the Prospectuses and will not effect such amendment or supplementation without your prior consent, which consent shall not be unreasonably withheld; and the Company will also advise you promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (iii) If, at any time when a prospectus relating to the Stock is required to be delivered under the Act, any event occurs as a result of which either or both of the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements


     therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend either or both of the Prospectuses to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 of this Agreement.

          (iv) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter. It is understood by the parties hereto that the foregoing covenant shall not be deemed to require any action or other filing by the Company other than the filing with the Commission of the Company's periodic reports on Forms 10-K and 10-Q.

          (v) The Company will furnish to you copies of the Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus relating to the U.S. Stock, the U.S. Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you request.

          (vi) The Company will take all reasonable action to arrange for the qualification of the Stock for sale under the laws of such jurisdictions as you designate; provided, however, that the Company shall not be obligated thereby to qualify as a foreign corporation, or to become subject to taxes, in any jurisdiction in which it is not currently so qualified or so subject; and the Company will continue such qualifications in effect so long as required for the distribution thereof.

          (vii) During the period of three years hereafter, the Company will furnish to you and, upon request, to each of the other Underwriters, a copy of its annual report to stockholders for such year at the time such report is sent to the stockholders of the Company; and the Company will furnish to you (A) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and
     (B) from time to time, such other information concerning the Company as you may reasonably request.

          (viii) Except as set forth in or as contemplated by this Agreement, the Company will not, without the prior written consent of CS First Boston Corporation, offer, sell, contract to sell or otherwise dispose of any additional shares of its Common Stock or any other capital stock (or any securities convertible into or exchangeable for Common Stock or any other capital stock), or file with the Commission a registration statement under the Act relating


     to, any shares of its capital stock, or any security convertible into or exchangeable for such capital stock, for a period of 180 days after the date of the commencement of the public offering for the U.S. Stock.

     (b) The Company and the Selling Stockholder agree with the several Underwriters that the Company and the Selling Stockholder will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholder, as the case may be, under this Agreement, and will, jointly and severally, reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the qualification of the Stock for sale under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for the filing fee of the National Association of Securities Dealers, Inc. (the "NASD") relating to the review by the NASD pursuant to its Corporate Financing Rule, for fees and expenses relating to the listing of the Stock on the New York Stock Exchange and for expenses incurred in distributing to the Underwriters preliminary prospectuses relating to the U.S. Stock and the U.S. Prospectus (including any amendments and supplements thereto).

     (c) The Company and the Selling Stockholder, as applicable, will notify the Underwriters promptly upon becoming aware of any material change affecting any of their respective representations, warranties, agreements or indemnities herein at any time prior to payment being made to the Company or the Selling Stockholder on the First Closing Date or any Option Closing Date, as applicable, and will take such steps as you may reasonably request to remedy the same.

     (d) The Selling Stockholder agrees with the several Underwriters that, except as set forth in or as contemplated by this Agreement, the Selling Stockholder will not, without the prior written consent of CS First Boston Corporation, offer, sell, contract to sell or otherwise dispose of any additional shares of Common Stock or any other capital stock of the Company (or any securities convertible into or exchangeable for Common Stock or any other capital stock of the Company) for a period of 180 days after the date of the commencement of the public offering for the U.S. Stock.

     6. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the U.S. Stock will be subject to the accuracy of the representations and warranties of the Company, the Selling Stockholder and Clark herein, to the accuracy of the statements of Company officers and the Selling Stockholder made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions precedent:

          (a) You shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Price Waterhouse confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:



               (i) in their opinion the financial statements and schedules and summary of earnings examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the information set forth under "Summary Selected Combined Financial Data," "Selected Combined Financial Data" or "Capitalization" in the Prospectuses does not agree with the amounts set forth in the audited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included in the Registration Statement;

                    (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated total assets, as compared with amounts shown on the latest balance sheet included in the Prospectuses; or

                    (C) for the period from the closing date of the latest income statement included in the Prospectuses to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectuses, in consolidated net sales, gross income, operating income, income from continuing operations or income per common share from continuing operations;

          except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectuses disclose have occurred or may occur or which are described in such letter; and

               (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such


          general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectuses" shall mean the prospectuses included in the Registration Statement.

          (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 A.M., New York time, on the date of this Agreement or such later date as shall have been consented to by you. If the Effective Time is prior to the execution and delivery of this Agreement, each of the Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5 of this Agreement. The Stock shall have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange not later than 10:00 A.M., New York time, on the date of this Agreement or such later time and date as shall have been consented to by you. On or prior to the First Closing Date and each Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Selling Stockholder, Clark or you, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the reasonable judgment of a majority in interest of the Underwriters including you, materially impairs the investment quality of the Stock; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) any banking moratorium declared by Federal, New York or Brazilian authorities; or (iv) any outbreak or escalation of major hostilities in which the United States or Brazil is involved, any declaration of war by Congress or by Brazilian authorities or any other substantial national (with respect to the United States or Brazil) or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Underwriters including you, any of the events specified in clauses (c) (ii) through (iv), singly or together with any other such event, has a material adverse effect on the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole, or on the financial markets in the United States so as to make it impractical or inadvisable to proceed with completion of the sale of and payment for the Stock.

          (d) You shall have received an opinion, dated the First Closing Date, and each Option Closing Date, if any, of White & Case, counsel for the Company, to the effect that:



               (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole.

               (ii) Each subsidiary of the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in the United States in which such qualification is required, except where failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings of the Company and its subsidiaries, taken as a whole.

               (iii) Assuming due authorization, execution and delivery by the Company under Michigan law, this Agreement and the Subscription Agreement have each been duly executed and delivered by the Company.

               (iv) To the best knowledge of such counsel after due inquiry, except as set forth in the Prospectuses, there are no outstanding
          (A) securities or obligations of the Company convertible into or exchangeable for any shares of capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations for the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations.

               (v) Such counsel is not aware, after due inquiry, of (A) any notice of infringement of or conflict with asserted rights of others with respect to any licenses or other rights to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and proprietary knowledge (hereinafter collectively referred to as "Proprietary Rights") presently employed by the Company in connection with the operation of its business, (B) the assertion by others of any rights inconsistent with the Proprietary Rights of the Company, or (C) any facts which such counsel believes would render any Proprietary Rights of the Company invalid, in each case for clauses (A), (B), or (C), which singly or in the aggregate, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole.

               (vi) To the best knowledge of such counsel, after due inquiry, the Company is not (A) in violation of its charter, or (B) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to it (including, without limitation, any

          law, administrative regulation, ordinance or order relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants), where such violation would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings of the Company and its subsidiaries, taken as a whole. To the best knowledge of such counsel, after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound which defaults, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole.

               (vii) The performance of this Agreement and the Subscription Agreement and the consummation of the transactions contemplated herein and therein will not conflict with or result in or constitute a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument of which such counsel is aware, after due inquiry, to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings of the Company and its subsidiaries taken as a whole, nor will such action result in a breach or violation of any applicable law, any rule, regulation or order of any governmental agency or authority or any decree or order of any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties of which such counsel is aware, after due inquiry; and the Company has all requisite corporate power and authority to authorize, issue and sell the U.S. Stock pursuant to this Agreement.

               (viii) To the best knowledge of such counsel, after due inquiry, (a) there is no action, suit or proceeding before or by any United States or state of the United States court or governmental agency or body, now pending, or threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectuses (other than as disclosed therein) and (b) there are no contracts or documents of the Company which are required to be described in the Prospectuses or the Registration Statement or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so described or so filed as exhibits thereto.

               (ix) No consent, approval, authorization, or order of, or filing with, any Person or any governmental agency or authority or any court is required for the consummation of the transactions contemplated by this Agreement or the Subscription Agreement in


          connection with the issuance or sale of the Stock, except such as have been obtained and made and as may be required under state securities laws.

               (x) (a) The Company possesses all licenses, certificates, authorities or permits (collectively, "permits") issued by the appropriate governmental or regulatory agencies or authorities that are necessary to enable it to own, lease and operate its properties and to carry on its business as presently conducted and such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries and (b) to the knowledge of such counsel, after due inquiry, the Company has not received any notice of proceedings, nor is any proceeding threatened, relating to the revocation or modification of any such permit which in the case of (a) or (b), singly or in the aggregate, would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings of the Company and its subsidiaries, taken as a whole.

               (xi) The descriptions in the Registration Statement and the Prospectuses of the Company's charter, by-laws, and preferred stock purchase rights plan, and of statutes, decrees, legal and governmental proceedings and contracts and such other documents as are described therein (except in Appendix A, as to which such counsel need express no opinion) are accurate and fairly present the information required to be shown.

               (xii) Except as described in the Registration Statement, there are no contracts, agreements or understandings known to such counsel between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

               (xiii) Such counsel has received notification from the Commission that the Registration Statement was declared effective under the Act as of the date and time specified in such opinion, each of the Prospectuses either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement and the Prospectuses, and each amendment or supplement thereto, as of their respective effective or issue dates, appear on their face to comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; nothing has come to such counsel's attention to cause it to believe that either the Registration Statement or the Prospectuses, or any such amendment or supplement, as of such respective dates and the date of such opinion, contained any


          untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstance under which they were made; it being understood that such counsel need express no opinion as to Appendix A or as to the financial statements or schedules or other related statistical or financial data contained in the Registration Statement or the Prospectuses.

     Such counsel may state that the opinions expressed by such counsel are limited to matters under the laws of the State of New York and to the federal laws of the United States.

          (e) You shall have received an opinion, dated the First Closing Date, and each Option Closing Date, if any, of White & Case, counsel for the Selling Stockholder, to the effect that:

               (i) The Underwriters have obtained from the Selling Stockholder good and marketable title to the shares of Stock sold by the Selling Stockholder free and clear, to the best knowledge of such counsel after due inquiry, of any adverse claims, and the Selling Stockholder had full corporate right, power and authority to enter into this Agreement and the Subscription Agreement and to sell, assign, transfer and deliver such shares of Stock hereunder and thereunder. For purposes of rendering this opinion, such counsel may state that they have assumed that the Underwriters have no notice of any adverse claim regarding such shares of Stock.

               (ii) No authorization, approval or consent of, or registration or qualification with, any Person or any court or governmental authority or agency is necessary in connection with the sale of the Stock sold by the Selling Stockholder or the consummation of the other transactions contemplated by this Agreement or the Subscription Agreement, except such as have been obtained and made and as may be required under state securities laws.

               (iii) The execution, delivery and performance of this Agreement and the Subscription Agreement and the consummation of the transactions contemplated herein and therein have been authorized by all necessary corporate action by the Selling Stockholder and will not (A) conflict with or constitute or result in a breach or violation of any of the terms or provisions of, or any default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Selling Stockholder's properties or assets pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument of which such counsel is aware after due inquiry to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the Selling Stockholder's properties is subject, or (B) result in a breach or violation of any applicable law or any rule, regulation or order of any governmental agency or authority or any court having jurisdiction over the Selling Stockholder or any of its respective properties of which such counsel is aware after due inquiry or of the charter or by-laws of the Selling Stockholder which, in the case of either clause (A) or (B), would interfere


          with the ability of the Selling Stockholder to sell to the Underwriters the Common Stock proposed to be sold by it pursuant to this Agreement and the Subscription Agreement free and clear of any adverse claims.

               (iv) This Agreement and the Subscription Agreement have each been duly authorized, executed and delivered by the Selling Stockholder.

          (f) You shall have received an opinion, dated the First Closing Date, and each Option Closing Date, if any, of Honigman Miller Schwartz & Cohn, Michigan counsel for the Company, to the effect that:

              (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses.

               (ii) The execution, delivery and performance of this Agreement and the Subscription Agreement and the consummation of the transaction contemplated herein and therein have each been duly and validly authorized by all necessary corporate action by the Company and this Agreement and the Subscription Agreement have each been duly executed and delivered by the Company.

               (iii) The authorized capital stock of the Company consists of 60,000 shares of series A junior preferred stock, $.01 par value per share, of which no shares are issued or outstanding, 10,000,000 shares of preferred stock, $.01 par value per share, of which no shares are issued or outstanding, and 30,000,000 shares of common stock, $.01 par value per share, of which 11,061,350 shares are issued and outstanding; all of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Selling Stockholder; and the capital stock of the Company (including, without limitation, the Stock) conforms, in all material respects as to legal matters, to the description thereof (including, without limitation, statements relating to dividend, voting, conversion and exchange features) contained under the caption "Description of Capital Stock" in the Registration Statement and the Prospectuses, except the description of the Company's preferred stock purchase rights plan as to which such counsel need not express any opinion.

               (iv) The Stock has been duly authorized, and, in the case of the Stock being issued by the Company, when issued, and, in the case of all the Stock, when delivered and paid for pursuant to this Agreement and the Subscription Agreement, will be fully paid and nonassessable, and the shareholders of the Company have no preemptive rights with respect to the Stock.

               (v) The performance of this Agreement and the Subscription Agreement will not result in a breach or violation of the terms and provisions of the charter (or other equivalent instrument) or by-laws of the Company; and the Company has all requisite corporate power and authority to authorize, issue and sell the U.S. Stock as contemplated by this Agreement.



          (g) You shall have received an opinion, dated the First Closing Date, and each Option Closing Date, if any, of Trench, Rossi e Watanabe, Brazilian counsel for the Company, to the effect that:

               (i) Each Brazilian subsidiary of the Company (each a "Brazilian Subsidiary") has been duly incorporated and is validly existing as a company under the laws of Brazil, has the requisite power and authority to own, lease and operate its properties and to conduct its business in Brazil as set forth in its Articles of Organization; all capital of each Brazilian Subsidiary has been established as provided in its Articles of Organization, has been fully paid in, is nonassessable, other than the ability of Brazilian tax, labor and similar authorities to make assessments against shares of capital stock for tax, labor and similar claims (of which there currently are none) and (with the exception of directors' qualifying shares) is owned by the Company, directly or indirectly, and, except for directors' qualifying shares with respect to which such counsel need express no opinion, is owned free and clear of any mortgage, pledge, lien, encumbrance or claim.

               (ii) Such counsel is not aware, after due inquiry, of (A) any notice of infringement of or conflict with asserted rights of others with respect to any licenses or other rights to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and proprietary knowledge (hereinafter collectively referred to as "Proprietary Rights") presently employed by any Brazilian Subsidiary in connection with the operation of its businesses, (B) the assertion by others of any rights inconsistent with the Proprietary Rights of the Brazilian Subsidiaries, or (C) any facts which such counsel believes would render any Proprietary Rights of the Brazilian Subsidiaries invalid, in each case for clauses (A), (B) or (C), which singly or in the aggregate, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole.

               (iii) To the best knowledge of such counsel, after due inquiry, none of the Brazilian Subsidiaries is in violation of its Articles of Organization or any law, administrative regulation, ordinance or order of any Brazilian court, governmental agency, arbitration panel or authority applicable to it, where such violation would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings of the Company and its subsidiaries, taken as a whole.

               (iv) The performance of this Agreement and the Subscription Agreement and the consummation of the transactions contemplated herein and therein will not conflict with or result in or constitute a breach or violation of the terms and provisions of the Articles of Organization of any such subsidiary or, any applicable Brazilian law, rule, regulation or order of any governmental agency or authority or any decree or order of any Brazilian court having jurisdiction over any Brazilian Subsidiary or any of their properties.

               (v) To the knowledge of such counsel, there is no action, suit or proceeding before or by any Brazilian court or governmental agency or body, now pending, or, to the best knowledge and information of such counsel, threatened, against or affecting the Brazilian Subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectuses (other than as disclosed therein); and there are no contracts or documents of the Brazilian Subsidiaries which are required to be described in the Prospectuses or the Registration Statement or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so described or so filed as exhibits thereto.

               (vi) The Brazilian Subsidiaries possess all licenses, certificates, authorities or permits (collectively, "permits") issued by the appropriate governmental or regulatory agencies or authorities that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted except for such permits the lack of which either singly or in the aggregate would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings of the Company and its subsidiaries, taken as a whole.

               (vii) The Company has obtained a Certificate of Investment from the Central Bank of Brazil reflecting the U.S. dollar amount of the Company's investment in CAPCO do Brasil as necessary to permit the Company to repatriate under current Brazilian law up to the U.S. dollar registered amount shown in such Certificate of Investment free and clear of any tax, duty, withholding or deduction in Brazil and to permit CAPCO do Brasil to remit profits to the Company in U.S. dollars under current Brazilian law (after payment of Brazilian withholding income tax), and such Certificate of Investment is in full force and effect; at present, no other permits, licenses, authorization, certificates or approvals from any Brazilian governmental authority are necessary to permit remittances of profits to the Company; and CAPCO do Brasil at present has access to the floating commercial rate currency market in Brazil for purchasing U.S. dollars to make remittances of profits to the Company.

               (viii) Confirming the information set forth in Attachment A to this Agreement.

          (h) You shall have received an opinion, dated the First Closing Date, and each Option Closing Date, if any, of Bernard D. Henely, General Counsel of Clark, to the effect that:

               (i) Clark has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

               (ii) The execution, delivery and performance of this Agreement and the Subscription Agreement and the consummation of the transaction contemplated herein and therein have each been duly and validly authorized by all necessary corporate action by the Clark and will not (A) conflict with or constitute or result in a breach or violation of any of the terms or provisions of, or
     any default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of Clark's properties or assets pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which Clark is a party or by which Clark is bound or to which any of Clark's properties is subject, or (B) result in a breach or violation of any applicable law or any rule, regulation or order of any governmental agency or authority or any court having jurisdiction over Clark or any of its respective properties or of the charter or by-laws of Clark which, in the case of either clause (A) or (B), would interfere with the ability of the Selling Stockholder to sell to the Underwriters the Common Stock proposed to be sold by it pursuant to this Agreement and the Subscription Agreement free and clear of any adverse claims.

               (iii) This Agreement and the Subscription Agreement have each been duly authorized, executed and delivered by Clark.

          (i) You shall have received from Mayer, Brown & Platt, counsel for the Underwriters, such opinion or opinions, dated the First Closing Date and each Option Closing Date, if any, to the effect that:

               (i) The Company is validly existing and in good standing under the laws of the State of Michigan.

               (ii) The Stock has been duly authorized, and when issued and delivered and paid for in accordance with the terms of the Underwriting Agreement and the Subscription Agreement, will be validly issued, fully paid and non-assessable.

               (iii) The execution and delivery of the Underwriting Agreement and the Subscription Agreement have been duly and validly authorized by all necessary corporate action by the Company.

               (iv) The Registration Statement became effective under the Act, and to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been initiated or threatened by the Commission.

               (v) The Stock conforms as to legal matters in all material respects to the descriptions thereof in the Registration Statement and the Prospectuses.

               (vi) The Registration Statement and the Prospectuses, and each amendment or supplement thereto, as of their respective effective or issue dates, appear on their face to comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; nothing has come to such counsel's attention to cause it to believe that either the Registration Statement or the Prospectuses, or any such amendment or supplement, as of such respective dates and the date of such opinion, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstance under which they were made; it being understood that such counsel need express no opinion as to



          Appendix A or as to the financial statements or schedules or other related statistical or financial data contained in the Registration Statement or the Prospectuses.

     The Company and the Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Mayer, Brown & Platt may rely as to the incorporation of the Company and all other matters governed by Michigan law upon the opinion of Honigman Miller Schwartz & Cohn referred to in subsection (f) of this Section.

          (j) You shall have received a certificate, dated the First Closing Date and each Option Closing Date, if any, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the First Closing Date and each such Option Closing Date, if any, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge after reasonable investigation, are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectuses, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries as a whole, except as set forth in or contemplated by the Prospectuses or as described in such certificate.

          (k) You shall have received a certificate, dated the First Closing Date and each Option Closing Date, if any, of the President or any Vice-President and a principal financial or accounting officer of Clark in which such officers shall state that the representations and warranties of Clark in this Agreement are true and correct, and that, subsequent to the date of the most recent financial statements in the Prospectuses, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries as a whole, except as set forth in or contemplated by the Prospectuses or as described in such certificate.

          (l) You shall have received a certificate, dated the First Closing Date and each Option Closing Date, if any, of the President or any Vice-President of the Selling Stockholder in which such officers shall state that the representations and warranties of the Selling Stockholder in this Agreement are true and correct and that the Selling Stockholder has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the First Closing Date and each Option Closing Date, if any.

          (m) You shall have received a letter, dated the First Closing Date, and each Option Closing Date, if any, of Price Waterhouse, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section, except that the specified date referred to will be a date not more than five days prior to the First Closing Date or such Option Closing Date, as the case may be, for the purposes of this subsection.



          (n) The closing of the sale of the International Stock to the Managers pursuant to the Subscription Agreement shall occur concurrently with the closing of the sale of the Firm Shares being purchased by the Underwriters.

The Company, the Selling Stockholder and Clark will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

     7. Indemnification and Contribution. (a) The Company, the Selling Stockholder and Clark, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred upon receipt of request for payment therefor; provided, however, that none of the Company, the Selling Stockholder or Clark will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein.

     (b) Each Underwriter will indemnify and hold harmless the Company, the Selling Stockholder and Clark against any losses, claims, damages or liabilities to which the Company, the Selling Stockholder or Clark may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company, the Selling Stockholder or Clark in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred upon receipt of request for payment therefor.

     (c) The indemnity agreement of the Company, the Selling Stockholder and Clark in this Agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus or in the U.S. Prospectus (or any amendment or supplement thereto), it shall not inure to the benefit

of any Underwriter if such Underwriter failed to send or give a copy of the U.S. Prospectus (as amended or supplemented, if the Company or the Selling Stockholder (as the case may be) shall have furnished any amendment or supplement thereto to such Underwriter, which corrected such untrue statement or omission that is the basis of the loss, liability, claim, damage or expense for which indemnification is sought) to the person asserting any such loss, liability, claim, damage or expense at such time as the U.S Prospectus, as so amended or supplemented, is required under the Act to be delivered to such person.

     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, unless an actual or potential conflict exists, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one firm for all such indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

     (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each party which would otherwise be liable to provide indemnification under subsection (a) or (b) above shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above
(i)(A) if the Company or the Underwriters are the indemnifying party, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the U.S. Stock and (B) if the Selling Stockholder or Clark is the indemnifying party, in such proportion as is appropriate to reflect the relative benefit received by the Selling Stockholder and Clark, on the one hand, and the Underwriters, on the other, from the Offering of the Selling Stockholder's U.S. Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or the indemnified party failed to give the notice required under subsection (d) above, then, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholder or Clark, as the case may be, on the one hand and the Underwriters on the other in

connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholder or Clark, as the case may be, on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the U.S. Offering (before deducting expenses) received by the Company or the Selling Stockholder, as the case may be, bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder, Clark or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholder, Clark and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the U.S. Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) The obligations of the Company, the Selling Stockholder and Clark under this Section shall be in addition to any liability which the Company, the Selling Stockholder and Clark may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase any U.S. Stock hereunder on either the First Closing Date or any Option Closing Date and the aggregate number of shares of U.S. Stock that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of U.S. Stock, you may make arrangements satisfactory to the Company and the Selling Stockholder for the purchase of such Stock by other Persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase on such Closing Date the U.S. Stock that such


defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of shares of U.S. Stock with respect to which such default or defaults occur exceeds 10% of the total number of shares of U.S. Stock, you will use reasonable efforts to make arrangements for the purchase of such U.S. Stock by other Persons.
In the event that arrangements satisfactory to you, the Company and the Selling Stockholder for the purchase of such U.S. Stock by other Persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except as provided in Section 9 of this Agreement. As used in this Agreement, the term "Underwriter" includes any Person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Selling Stockholder, Clark and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholder, Clark, the Company or any of their respective representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the U.S. Stock. If this Agreement is terminated pursuant to
Section 8 of this Agreement or if for any reason the purchase of the U.S. Stock by the Underwriters is not consummated, the Company and the Selling Stockholder shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 of this Agreement and the respective obligations of the Company, the Selling Stockholder, Clark and the Underwriters pursuant to Section 7 of this Agreement shall remain in effect. If the purchase of the U.S. Stock by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 of this Agreement or the occurrence of any event specified in clause (ii), (iii) or (iv) of Section 6(c) of this Agreement, the Company and the Selling Stockholder will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the U.S. Stock.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you, c/o CS First Boston Corporation, Park Avenue Plaza, New York, New York 10055, Attention: Investment Banking Department, New Issue Processing Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 100 North Michigan Street, South Bend, Indiana 46634, Attention: Secretary, or, if sent to Clark, will be mailed, delivered or telegraphed and confirmed to it at 100 North Michigan Street, South Bend, Indiana 46634, Attention: Secretary, or, if sent to the Selling Stockholder, will be mailed, delivered or telegraphed and confirmed to it at 100 North Michigan Street, South Bend, Indiana 46634, Attention: Secretary, with a copy in the case of notices to any of the Company and/or the Selling Stockholder and/or Clark to White & Case, 1155 Avenue of the Americas, New York, New York 10036, Attention: Arthur A. Scavone; provided, however, that any notice to an Underwriter pursuant to Section 7 of this Agreement will be mailed, delivered or telegraphed and confirmed to such Underwriter.




     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Section 7 of this Agreement, and no other Person will have any right or obligation hereunder.

     12. Representation of Underwriters. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you jointly or by CS First Boston Corporation will be binding upon all the Underwriters.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholder, Clark and the several Underwriters in accordance with its terms.

Very truly yours,

CLARK AUTOMOTIVE PRODUCTS CORPORATION


By:/s/ C. E. Cheesbrough
Name Printed: C. E. Cheesbrough
Title: Vice President,
       Secretary and Controller


AUTOMOTIVE PRODUCTS COMPANY


By:/s/ John J. Moran, Jr.
Name Printed: John J. Moran, Jr.
Title: Vice President and Secretary


CLARK EQUIPMENT COMPANY

By:/s/ Bernard D. Henely
Name Printed: Bernard D. Henely
Title: Vice President

The forgoing Underwriting
  Agreement is hereby confirmed
  and accepted as of the date
  first above written.

   CS FIRST BOSTON CORPORATION
   MERRILL LYNCH, PIERCE,
   FENNER & SMITH INCORPORATED,
   Acting on behalf of themselves
       and as the Representatives
       of the several Underwriters

   By CS FIRST BOSTON CORPORATION


   By:/s/ Joseph D. Fashano
   Name Printed: Joseph D. Fashano
   Title: Director











                                                                    Attachment A

   In 1986, because of insufficient hard currency reserves at the Brazilian currency exchange agency (the "Central Bank"), the Brazilian government temporarily imposed certain restrictions on the timing and flow of certain currency remittances out of Brazil. This resulted in a delay in the payment of dividends out of Brazil and may have raised the cost for some companies of converting local currency to pay dividends to their parents. In 1989, again, similar temporary restrictions were imposed with similar results. No restrictions are currently in place. The Central Bank and the Brazilian government have discretionary powers to restrict currency exchange transactions in the event of severe hard currency shortages.

   Brazilian currency exchange controls were first established in the 1930s. Today, such controls are limited to general authorizations issued by the Central Bank in the form of certificates (e.g., certificate of investment) allowing their respective holders to exchange local currency for U.S. Dollars and to remit the U.S. Dollars out of Brazil. As an example, if a non-resident organizes a company in Brazil and funds such company with capital by wire transferring U.S. Dollars into Brazil, the non-resident obtains from the Central Bank a certificate of investment showing on its face the amounts invested, the name of the investor and the name of the local company. In order to effect dividend remittances out of Brazil, the local company presents to a local bank the Brazilian currency needed to purchase the U.S. Dollars together with the original certificate of investment plus the local corporate documents evidencing the corporate earnings and declaration of dividends. The local bank then wire transfers the funds out of Brazil without any intervention or authorization from the Central Bank.

   Brazilian banks must obtain a charter from the Central Bank in order to conduct banking business in Brazil. Most of these banks are also chartered to conduct currency exchange transactions. There are two basic currency exchange markets in Brazil: (i) the commercial rate (ii) the floating rate. The Central Bank does not intervene in the commercial market except in purchasing and selling currency in an attempt to control rates. Most commercial and corporate currency exchange is carried out at the commercial rate, e.g., with regard to capital repatriations, repayment of loans, payment of dividends or interest, payments for imports. The obligors of such obligations may freely purchase the necessary currency to make the required payments abroad by presenting to a bank chartered to deal in currency exchange a certificate of investment, a certificate of a loan transaction, an important license, or similar document.

   The floating rate market is a free market where banks may buy and sell currency at freely negotiated rates without any Central Bank interference. Transactions carried out through the free market are mainly related to travel and to certain transfers of capital. This market is the first step towards the creation of a free exchange market in Brazil. The floating rate market has also been extended to permit the purchase of foreign currency for Brazilians to invest abroad and for Brazilian companies to establish and maintain foreign offices.









                                   SCHEDULE A


                                                           Total Number
                                        Total Number      of Firm Shares
                                       of Firm Shares     to be Purchased
                                       to be Purchased       from the
       Underwriter                    from the Company  Selling Stockholder

CS First Boston Corporation. . . . . . .   179,195             1,990,805
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated . . . . . . . . . . . . .   179,195             1,990,805
Allen & Company Incorporated . . . . . .     9,910               110,090
Arnhold and S. Bleichroeder, Inc.. . . .     4,955                55,045
Baird, Patrick & Co., Inc. . . . . . . .     4,955                55,045
Robert W. Baird & Co. Incorporated . . .     4,955                55,045
Bear, Stearns & Co. Inc. . . . . . . . .     9,910               110,090
Alex. Brown & Sons Incorporated. . . . .     9,910               110,090
Dain Bosworth Incorporated . . . . . . .     4,955                55,045
Dean Witter Reynolds Inc.. . . . . . . .     9,910               110,090
Dillon, Read & Co. Inc.. . . . . . . . .     9,910               110,090
Donaldson, Lufkin & Jenrette Securities
  Corporation. . . . . . . . . . . . . .     9,910               110,090
A.G. Edwards & Sons, Inc.. . . . . . . .     9,910               110,090
First of Michigan Corporation. . . . . .     4,955                55,045
Furman Selz Incorporated . . . . . . . .     4,955                55,045
Gabelli & Company, Inc.. . . . . . . . .     4,955                55,045
Garantia Inc.. . . . . . . . . . . . . .     4,955                55,045
Goldman, Sachs & Co. . . . . . . . . . .     9,910               110,090
Interstate/Johnson Lane Corporation. . .     4,955                55,045
Invemed Associates, Inc. . . . . . . . .     9,910               110,090
Kemper Securities, Inc.. . . . . . . . .     4,955                55,045
Kidder, Peabody & Co. Incorporated . . .     9,910               110,090
Ladenburg, Thalmann & Co. Inc. . . . . .     4,955                55,045
C.J. Lawrence/Deutsche Bank Securities
  Corporation. . . . . . . . . . . . . .     4,955                55,045
Lazard Freres & Co.. . . . . . . . . . .     9,910               110,090
Legg Mason Wood Walker Incorporated. . .     4,955                55,045
Lehman Brothers Inc. . . . . . . . . . .     9,910               110,090
McDonald & Company Securities, Inc.. . .     4,955                55,045
Montgomery Securities. . . . . . . . . .     9,910               110,090
J.P. Morgan Securities Inc.. . . . . . .     9,910               110,090
Morgan Stanley & Co. Incorporated. . . .     9,910               110,090
Oppenheimer & Co., Inc.. . . . . . . . .     9,910               110,090
PaineWebber Incorporated . . . . . . . .     9,910               110,090
Piper Jaffray Inc. . . . . . . . . . . .     4,955                55,045
Prudential Securities Incorporated . . .     9,910               110,090
RAS Securities Corp. . . . . . . . . . .     4,955                55,045
The Robinson-Humphrey Company, Inc.. . .     4,955                55,045
Roney & Co.  . . . . . . . . . . . . . .     4,955                55,045
Salomon Brothers Inc . . . . . . . . . .     9,910               110,090
Smith Barney Shearson Inc. . . . . . . .     9,910               110,090
Stifel, Nicolaus & Company, Incorporated     4,955                55,045
Wertheim Schroder & Co. Incorporated . .     9,910               110,090

      Euro Tranche . . . . . . . . . . .   165,161             1,834,839

  Total      . . . . . . . . . . . . . .   825,806             9,174,194


                                   SCHEDULE B


                                    Managers



                 CS First Boston Limited
                 Merrill Lynch International Limited
                 ABN AMRO Bank N.V.
                 Banque Bruxelles Lambert S.A.
                 Cazenove & Co.
                 Dresdner Bank Aktiengesellschaft
                 UBS Limited

                                2,000,000 Shares

                     CLARK AUTOMOTIVE PRODUCTS CORPORATION

                                  Common Stock
                        (par value U.S. $0.01 per share)



                             SUBSCRIPTION AGREEMENT

                                                                 London, England
                                                                     May 6, 1994


To:          CS First Boston Limited
   Merrill Lynch International Limited

   ABN AMRO Bank N.V.
   Banque Bruxelles Lambert S.A.
   Cazenove & Co.
   Dresdner Bank Aktiengesellschaft
   UBS Limited
   (the "Managers")

c/o:         CS First Boston Limited ("CSFB")
   One Cabot Square
   London E14 4QJ

Dear Sirs:

   Clark Automotive Products Corporation, a Michigan corporation
("Company"), proposes to issue and sell 165,161 shares of its common stock, par value U.S. $.01 per share ("Common Stock"), outside the United States and Canada, and Automotive Products Company, a Delaware corporation (the "Selling Stockholder"), proposes to sell outside the United States and Canada an aggregate of 1,834,839 outstanding shares of the Common Stock (such 2,000,000 shares of Common Stock being hereinafter referred to collectively as the "International Firm Shares"). The Company and the Selling Stockholder propose to sell the International Firm Shares to the Managers. The Selling Stockholder also proposes to grant an option, exercisable by CS First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the U.S. Underwriters and the Managers to purchase up to an aggregate of not more than 1,000,000 additional shares of Common Stock on the terms and conditions set forth below (such additional shares being hereinafter referred to as the "Optional Shares"). The International Firm Shares and the Optional Shares which the Managers elect to purchase ("Managers' Optional Shares"), if purchased, are herein collectively called the "International Stock." The sale of the International Stock is referred to herein as the "International Offering." This Subscription Agreement as amended, supplemented or modified from time to time, is referred to herein as "this Agreement."

   It is understood that the Company and the Selling Stockholder are concurrently herewith entering into an underwriting agreement ("Underwriting Agreement") dated the date hereof with certain United States underwriters listed in Schedule B hereto ("U.S. Underwriters") relating to the concurrent offering and sale of 8,000,000 shares of Common Stock ("U.S.


Firm Shares") by the Company and the Selling Stockholder in the United States and Canada ("U.S. Offering"). CS First Boston Corporation and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the "Representatives") for the U.S. Underwriters. The
International Offering and the U.S.   Offering are collectively referred to
herein as the "Offerings." The International Stock, the U.S. Firm Shares and the additional Optional Shares to be sold to the U.S. Underwriters in the case of over-allotments (the "U.S. Optional Shares," which together with the U.S. Firm Shares are herein collectively referred to as the "U.S. Stock") are collectively referred to herein as the "Stock." To provide for coordination of their activities, the U.S. Underwriters and the Managers have entered into an Agreement Between U.S. Underwriters and Managers which permits them, among other things, to sell Stock to each other for purposes of resale.

   The Company, the Selling Stockholder and Clark Equipment Company, a Delaware corporation ("Clark"), hereby agree with the Managers as follows:

   1.  Representations and Warranties of the Company, the Selling
Stockholder and Clark.

   (a) The Company, the Selling Stockholder and Clark jointly and severally represent and warrant to, and agree with, the Managers that:

   (i) A registration statement (No. 33-75626), including a form of prospectus relating to the International Stock to be sold in the International Offering and a form of prospectus relating to the U.S. Stock to be sold in the U.S. Offering, has been filed with the Securities and Exchange Commission ("Commission") and either (A) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission.
For purposes of this Agreement, "Effective Time" means (A) if the Company has advised CSFB, as representative of the Managers, that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (B) if the Company has advised CSFB, as representative of the Managers, that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the "Registration Statement," and the form of prospectus relating to the International Stock to be sold in the International Offering and the form of prospectus relating to the U.S. Stock to be sold in the U.S. Offering, each as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement are hereinafter respectively referred to as the "International Prospectus" and the "U.S. Prospectus" and collectively


referred to as the "Prospectuses." No stop order suspending the effectiveness of such Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the best knowledge of the Company, the Selling Stockholder and Clark, threatened by the Commission.

   (ii) If the Effective Time is prior to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectuses pursuant to Rule 424(b), the Registration Statement and each of the Prospectuses will conform in all material respects to the requirements of the Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the light of the circumstances under which they were made in the case of each of the Prospectuses.) If the Effective Time is subsequent to the execution and delivery of this Agreement: on the Effective Date, the Registration Statement and each of the Prospectuses will conform in all material respects to the requirements of the Act and the Rules and Regulations, and none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Manager through CSFB specifically for use therein.

   (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole.

   (iv) Each subsidiary of the Company has been duly incorporated and is validly existing as a company under the laws of the jurisdiction of its incorporation, has all corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole; all capital of such subsidiaries has been established as provided in their respective Articles of Organization, has been fully paid in, is nonassessable, other than the ability of Brazilian tax, labor and similar authorities to make assessments against shares of capital stock for tax,



labor and similar claims (of which there currently are none) and (with the exception of directors' qualifying shares) is owned by the Company, directly or through subsidiaries, and, to the extent owned directly or indirectly by the Company, is free and clear of any mortgage, pledge, lien, encumbrance or claim.

   (v) This Agreement and the Underwriting Agreement have each been duly authorized, executed and delivered by the Company.

   (vi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectuses under "Capitalization"; all of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Selling Stockholder, a wholly-owned subsidiary of Clark; and the capital stock of the Company (including, without limitation, the Stock) conforms to all statements relating thereto (including, without limitation, statements relating to dividend, voting, conversion and exchange features) contained in the Registration Statement and the Prospectuses. Except as set forth in the Prospectuses, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any shares of capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations for the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations.

   (vii) Except as set forth in the Prospectuses, there are no contracts, agreements or understandings between the Company and any natural person, corporation, partnership, trust, firm, association or other entity, whether acting in an individual, fiduciary or other capacity (a "Person") granting such Person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

   (viii) The Company and its subsidiaries own or possess all licenses or other rights to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and proprietary knowledge (hereinafter collectively referred to as "Proprietary Rights") presently employed by them in connection with the operation of their businesses, except in each case where the failure to own, possess or have rights to use such Proprietary Rights, singly or in the aggregate, would not reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries (A) has received any notice of infringement of or conflict with asserted rights of others with respect to any Proprietary Rights, (B) is aware of the assertion by others of any rights inconsistent with the Company's Proprietary Rights, and (C) is aware of any facts which it believes would render any of its Proprietary Rights invalid, in each case for clauses (A), (B), or (C), which singly or in the aggregate, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole.


   (ix) The financial statements included in the Registration Statement and the Prospectuses comply in all material respects with the requirements of the Act and the Rules and Regulations, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis; and the related supporting schedules included in the Registration Statement present fairly the information required to be stated therein in compliance with the applicable Rules and Regulations. The financial information and statistical data set forth in the Prospectuses under the captions "Summary Selected Combined Financial Data," "Capitalization," "Selected Combined Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Supplementary Quarterly Financial Data" and the table labeled "Product Line Sales" under the caption "Business-Principal Products" are fairly stated in all material respects in relation to the consolidated financial statements of the Company from which they have been derived.

   (x) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on its capital stock other than the dividend declared by the Company's board of directors on April 14, 1994, and (D) there has not been any change in the capital stock of the Company or any of its subsidiaries or any material change in the long-term debt of the Company and its subsidiaries, taken as a whole.

   (xi) Neither the Company nor any of its subsidiaries is (A) in violation of its charter (or other equivalent instrument), or (B) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or other authority applicable to it (including, without limitation, any law, administrative regulation, ordinance or order relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants), where such violation would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole, or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property are bound which defaults, singly or in the aggregate, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole; and the performance of this Agreement and the Underwriting Agreement and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by all necessary corporate action and will not conflict with or constitute or result in a breach or


violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them are bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which, singly or in the aggregate, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the charter (or other equivalent instrument) or by-laws of the Company or of any of its subsidiaries or any applicable law, any rule, regulation or order of any governmental agency or authority or any decree or order of any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, the violation of which, singly or in the aggregate, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole; and the Company has full corporate power and authority to authorize, issue and sell the International Stock as contemplated by this Agreement.

   (xii) The Company and its subsidiaries have good and marketable title to all real property and good title to all personal property owned by them, in each case that is material to the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, charges, encumbrances, and restrictions except such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries that are material to the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole are held by them under valid, subsisting and enforceable leases with such exceptions as are not material in relation to the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries taken as a whole.

   (xiii) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, the Selling Stockholder and Clark, is imminent which, singly or in the aggregate, could be material to the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or customers which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole.

   (xiv) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the Selling Stockholder and Clark, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectuses which have not been so disclosed, or which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its


subsidiaries, taken as a whole, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or which would reasonably be expected to materially and adversely affect the consummation of this Agreement or the Underwriting Agreement; all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their property is the subject, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be described in the Prospectuses or the Registration Statement or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so described or so filed as exhibits thereto.

   (xv) No authorization, approval or consent of, or registration or qualification with, any Person or any court or governmental authority or agency is necessary in connection with the issuance or sale of the Stock by the Company or the consummation of the other transactions contemplated by this Agreement, except such as have been or will be obtained prior to the First Closing Date or the Option Closing Date (as applicable).

   (xvi) The Company and the Company's subsidiaries possess all licenses, certificates, authorities or permits (collectively, "permits") issued by the appropriate governmental or regulatory agencies or authorities that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted except for permits the lack of which would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole; neither the Company nor any of its subsidiaries has received any notice of proceedings, nor to the knowledge of the Company and its subsidiaries, the Selling Stockholder and Clark is any proceeding threatened, relating to the revocation or modification of any such permit which, singly or in the aggregate, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole; and, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

   (xvii) (A) All United States Federal income tax returns of the Company and each of its subsidiaries required by law to be filed have been filed and all taxes shown by the said returns or otherwise assessed which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and (B) the Company and its subsidiaries have filed all other tax returns which are required to have been filed by them pursuant to applicable state, local or other law, except, as to each of the foregoing clauses (A) and (B), insofar as the failure to file such returns, individually and in the aggregate, would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings of the Company and its subsidiaries, taken as a whole, and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with United States generally accepted accounting principles or if the failure to make any or all such payments, singly or in the aggregate, would not be material to the condition, financial or otherwise, or the earnings


of the Company and its subsidiaries, taken as a whole. The charges, accruals and reserves on the consolidated books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy which would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings of the Company and its subsidiaries, taken as a whole.

   (xviii) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) all material transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles appropriate in the circumstances to reflect in all material respects the substance of events and transactions that should be included and to maintain accountability for assets; (C) irregularities or material errors do not occur or would be detected within a timely period by employees in the normal course of performing their assigned functions; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

   (xix) The Stock has been duly authorized, and, in the case of the Stock being issued by the Company, when issued, and, in the case of all the Stock, when delivered and paid for pursuant to this Agreement and the Underwriting Agreement, will be fully paid and nonassessable, and the stockholders of the Company have no preemptive rights with respect to the Stock.

   (xx) In the past five years the Company has not received from its independent accountants any communication that such accountants have noted any matter involving the Company's internal control structure and its operation that such accountants considered to be a material weakness in the Company's internal control structure or its operation.

   (xxi) When the Registration Statement was or is initially declared effective, the Company will have complied with all provisions of Section
517.075 of Florida Statutes, 1987, as amended, requiring disclosure in the International Prospectus by the Company if the Company or any of its affiliates conducted or will conduct any business with the government of Cuba or with any person or affiliate located in Cuba.

   (xxii) The Company has obtained a Certificate of Investment from the Central Bank of Brazil reflecting the U.S. dollar amount of the Company's investment in CAPCO do Brasil Empreendimentos e Participacoes Ltda. ("CAPCO do Brasil") as necessary to permit the Company to repatriate under current Brazilian law up to the U.S. dollar registered amount shown in such Certificate of Investment free and clear of any tax, duty, withholding or deduction in Brazil and to permit CAPCO do Brasil to remit profits to the Company in U.S. dollars under current Brazilian law (after payment of Brazilian withholding income tax), and such Certificate of Investment is in full force and effect; at present, no other permits, licenses, authorization, certificates or approvals from any Brazilian governmental authority are necessary to permit remittances of profits to the Company; and CAPCO do Brasil at present has access to the floating commercial rate currency market in Brazil for purchasing U.S. dollars to make remittances of profits to the Company.


   (xxiii) The descriptions in the Registration Statement and the Prospectuses of the Company's charter and by-laws, statutes, decrees, legal and governmental proceedings and contracts and such other documents as are described therein are accurate and fairly present the information required to be shown.

   (xxiv) Assuming appropriate personal jurisdiction and subject matter jurisdiction, none of the Company's subsidiaries nor any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

   (xxv) Other than this Agreement, the Underwriting Agreement and the engagement letter dated December 1, 1993 between Clark and CS First Boston Corporation, there are no contracts, agreements or understandings between the Company or the Selling Stockholder and any person that would give rise to a valid claim against the Company, the Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment.

   (xxvi) Except for the capital stock of CAPCO do Brasil, receivables owed to the Company by Eaton Corporation and contract rights described in the Registration Statement and the Prospectuses, the Company owns no real or personal property located in the United States that is material to the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole.

   (xxvii) The Company and each of its subsidiaries maintains adequate insurance, based on the types of business in which the Company and its subsidiaries are engaged and the geographic location of the assets of the Company and its subsidiaries.

   (b) The Selling Stockholder represents and warrants to, and agrees with, the Managers that:

          (i) The Selling Stockholder has and, on the First Closing Date (as hereinafter defined) and each Option Closing Date (as hereinafter defined), if any, will have good and marketable title to the shares of the Stock to be sold by the Selling Stockholder free and clear of any adverse claims and full corporate right, power and authority to enter into this Agreement and the Underwriting Agreement and to sell, assign, transfer and deliver the shares of the Stock to be sold by the Selling Stockholder hereunder and thereunder; and upon the delivery of and payment for the Stock hereunder and thereunder the Managers and the several Underwriters will acquire good and marketable title to the shares of the International Stock and the U.S. Stock, respectively, free and clear of any adverse claims to be sold by such Selling Stockholder.

          (ii) This Agreement and the Underwriting Agreement have each been duly authorized, executed and delivered by the Selling Stockholder.

          (iii) No authorization, approval or consent of, or registration or qualification with, any Person or any court or governmental authority or agency is necessary in connection with the sale of the Stock sold by the Selling Stockholder or the consummation of the other transactions contemplated by this Agreement or the Underwriting Agreement, except such as have been or will be obtained prior to the First Closing Date.



          (iv) The execution, delivery and performance of this Agreement and the Underwriting Agreement and the consummation of the transactions contemplated herein and therein have been authorized by all necessary action by the Selling Stockholder and Clark, as appropriate, and will not (A) conflict with or constitute or result in a breach or violation of any of the terms or provisions of, or any default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Selling Stockholder's properties or assets pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the Selling Stockholder's properties is subject, or (B) result in a breach or violation of any applicable law or any rule, regulation or order of any governmental agency or authority or any court having jurisdiction over the Selling Stockholder or any of its respective properties or of the charter or by-laws of the Selling Stockholder which, in the case of either clause (A) or (B), would interfere with the ability of the Selling Stockholder to sell to the Managers the Common Stock proposed to be sold by it pursuant to this Agreement and the Underwriting Agreement free and clear of any adverse claims.

     2.   Covenants.

     (a) The Company agrees with the Managers and the Selling Stockholder that:

          (i) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectuses with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFB, as representative of the Managers, which consent shall not be unreasonably withheld, subparagraph
     (4)) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. The Company will advise CSFB, as representative of the Managers, promptly of any such filing pursuant to Rule 424(b).

          (ii) The Company will advise CSFB, as representative of the Managers, promptly of any proposal to amend or supplement the registration statement as filed or either or both of the related prospectuses or the Registration Statement or either or both of the Prospectuses and will not effect such amendment or supplementation without CSFB's prior consent, which consent shall not be unreasonably withheld; and the Company will also advise CSFB, as representative of the Managers, promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (iii) If, at any time when a prospectus relating to the Stock is required to be delivered under the Act, any event occurs as a result of which either or both of the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or


omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend either or both of the Prospectuses to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB's consent to, nor the Managers' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 of this Agreement.

          (iv) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter. It is understood by the parties hereto that the foregoing covenant shall not be deemed to require any action or other filing by the Company other than the filing with the Commission of the Company's periodic reports on Forms 10-K and 10-Q.

          (v) The Company will furnish to CSFB copies of the Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus relating to the International Stock, the International Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB requests.

          (vi) The Company will take all reasonable action to arrange for the qualification of the Stock for sale under the laws of such jurisdictions as CSFB designates; provided, however, that the Company shall not be obligated thereby to qualify as a foreign corporation, or to become subject to taxes, in any jurisdiction in which it is not currently so qualified or so subject; and the Company will continue such qualifications in effect so long as required for the distribution thereof.

          (vii) During the period of three years hereafter, the Company will furnish to CSFB and, upon request, to each of the other Managers, a copy of its annual report to stockholders for such year at the time such report is sent to the stockholders of the Company; and the Company will furnish to CSFB (A) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and
     (B) from time to time, such other information concerning the Company as CSFB may reasonably request.

          (viii) Except as set forth in or as contemplated by this Agreement, the Company will not, without the prior written consent of CSFB, offer, sell, contract to sell or otherwise dispose of any additional shares of its Common Stock or any other capital stock (or any securities convertible into or exchangeable for Common Stock or any other capital stock), or file with the Commission a registration


     statement under the Act relating to, any shares of its capital stock, or any security convertible into or exchangeable for such capital stock, for a period of 180 days after the date of the commencement of the public offering for the International Stock.

     (b) The Company and the Selling Stockholder agree with the Managers that the Company and the Selling Stockholder will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholder, as the case may be, under this Agreement, and will, jointly and severally, reimburse the Managers for any expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the qualification of the Stock for sale under the laws of such jurisdictions as CSFB designates and the printing of memoranda relating thereto, for the filing fee of the National Association of Securities Dealers, Inc. (the "NASD") relating to the review by the NASD pursuant to its Corporate Financing Rule, for fees and expenses relating to the listing of the Stock on the New York Stock Exchange and for expenses incurred in distributing to the Managers preliminary prospectuses relating to the International Stock and the International Prospectus (including any amendments and supplements thereto).

     (c) The Company and the Selling Stockholder, as applicable, will notify the Managers promptly upon becoming aware of any material change affecting any of their respective representations, warranties, agreements or indemnities herein at any time prior to payment being made to the Company or the Selling Stockholder on the First Closing Date or any Option Closing Date, as applicable, and will take such steps as CSFB may reasonably request to remedy the same.

     (d) The Company and the Selling Stockholder will, jointly and severally, indemnify and hold harmless the Managers against any documentary, stamp or similar issue tax, including interest and penalties, on the creation, issue and sale of the International Stock and on the execution of this Agreement.

     (e) The Selling Stockholder agrees with the several Managers that, except as set forth in or as contemplated by this Agreement, the Selling Stockholder will not, without the prior written consent of CS First Boston Corporation, offer, sell, contract to sell or otherwise dispose of any additional shares of Common Stock or any other capital stock of the Company (or any securities convertible into or exchangeable for Common Stock or any other capital stock of the Company) for a period of 180 days after the date of the commencement of the public offering for the International Stock.

     3.   Purchase, Sale, Delivery and Payment.

     On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholder agree, severally and not jointly, to sell to each Manager, and each Manager agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a purchase price of U.S. $11.58 per share (representing the offering price of U.S. $12.00 per share less a selling concession of U.S. $0.42 per share) the respective number of International Firm Shares set forth opposite the name of such Manager in Schedule A hereto.

     The Company and the Selling Stockholder will deliver the International Firm Shares to CSFB for the accounts of the Managers, at the office of CS First Boston Corporation, as agent for CSFB, Park Avenue Plaza, New York,


New York 10055, against payment of the purchase price by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Company in the case of 165,161 International Firm Shares and to the Selling Stockholder in the case of 1,834,839 International Firm Shares, at the offices of White & Case, 1155 Avenue of the Americas, New York, New York 10055 at 10:00 a.m., New York time, on May 13, 1994, or at such other time not later than five full business days thereafter as CSFB, as representative of the Managers, and the Company determine, such time being herein referred to as the "First Closing Date." Payment shall be made in U.S. dollars. The certificates for the International Firm Shares so to be delivered will be in such denominations and registered in such names as CSFB requests and will be made available for checking and packaging at the above office of CS First Boston Corporation at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from CS First Boston Corporation given to the Selling Stockholder from time to time not more than 30 days subsequent to the date of the commencement of the U.S. Offering, the Selling Stockholder agrees to sell to each Manager and each Manager agrees, severally and not jointly, to purchase from the Selling Stockholder up to 20% of the number of Optional Shares specified in such notice at the purchase price per share set forth in the first paragraph of this Section 3 (it being understood that the U.S. Underwriters, severally and not jointly, are agreeing to purchase up to 80% of the number of Optional Shares specified in such notice pursuant to
Section 3 of the Underwriting Agreement). Such Managers' Optional Shares that are purchased by the Managers, if any, shall be purchased from the Company for the account of each Manager in the same proportion as the number of International Firm Shares set forth opposite such Manager's name in Schedule A hereto bears to the total number of International Firm Shares (subject to adjustment by CSFB in its discretion to eliminate fractions). This option may be exercised by CS First Boston Corporation only for the purpose of covering over-allotments made in connection with the sale of the International Firm Shares and the U.S. Firm Shares. No Optional Shares shall be sold or delivered unless the International Firm Shares and the U.S. Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be surrendered and terminated at any time upon notice by CS First Boston Corporation to the Selling Stockholder.

     The time for delivery of and payment for any Managers' Optional Shares, being herein referred to as an "Option Closing Date" (which may be the First Closing Date), shall be determined by mutual agreement between CSFB and the Selling Stockholder but shall be not later than five days after written notice of election to purchase such Optional Shares is given. The Selling Stockholder will deliver the Managers' Optional Shares being purchased on an Option Closing Date to CSFB, for the accounts of the Managers, at the above office of CS First Boston Corporation against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Selling Stockholder, at the above office of White & Case, on each Option Closing Date. Payment shall be made in U.S. dollars. The certificates for the Managers' Optional Shares so to be delivered will be in such denominations and registered in such names as CSFB, as representative of the Managers, requests and will be made available for checking and packaging at the above office of CS First Boston Corporation at a reasonable time in advance of each Option Closing Date.




     The Company and the Selling Stockholder will pay to the Managers as aggregate compensation for their commitments hereunder and for their services in connection with the purchase of the International Stock and the management of the offering thereof, if the sale and delivery of the International Firm Shares or Managers' Optional Shares, if any, to the Managers provided for herein is consummated, an amount equal to U.S. $0.30 per share of International Stock, which may be divided among the Managers in such proportions as they may determine. Such payment will be made on the First Closing Date, with respect to the International Firm Shares, and on each Option Closing Date, with respect to the Managers' Optional Shares to be purchased on such date, by way of deduction by the Managers of said amount from the purchase price for the shares of International Stock sold hereunder on each such date.

     4.   Offering by Managers.

     It is understood that the Managers propose to offer the International Stock for sale to the public as set forth in the International Prospectus. Each of the Company, the Selling Stockholder, Clark and each Manager agrees that it will not, directly or indirectly, purchase, offer, sell or deliver any International Stock or have in its possession or distribute or publish the International Prospectus or any other offering material in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations and that will not impose any obligations on the Company, the Selling Stockholder, Clark or any Manager.

     In connection with the distribution of the International Stock, the Managers, through CS First Boston Corporation, may overallot or effect transactions in any over-the-counter market or otherwise, which stabilize or maintain the market prices of the International Stock at levels other than those which might otherwise prevail, but in such event and in relation thereto the Managers will act for themselves and not as the agent of the Company, the Selling Stockholder or Clark, and any loss resulting from overallotment and stabilization will be borne, and any profit arising therefrom will be beneficially retained, by the Managers. Such stabilizing, if commenced, may be discontinued at any time.

     5.   Conditions Precedent.

     The obligations of the several Managers to purchase and pay for the International Firm Shares on the First Closing Date and the Managers' Optional Shares on each Option Closing Date, if any, will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein, to the accuracy of the statements of Company officers and the Selling Stockholder made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions precedent:

          (a) CSFB shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Price



     Waterhouse confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

               (i) in their opinion the financial statements and schedules and summary of earnings examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                        (1) the information set forth under "Summary Selected Combined Financial Data," "Selected Combined Financial Data" or "Capitalization" in the Prospectuses does not agree with the amounts set forth in the audited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included in the Registration Statement;

                   (2) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated total assets, as compared with amounts shown on the latest balance sheet included in the Prospectuses; or

                   (3) for the period from the closing date of the latest income statement included in the Prospectuses to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectuses, in consolidated net sales, gross income, operating income, income from continuing operations or income per common share from continuing operations;

          except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectuses disclose have occurred or may occur or which are described in such letter; and

              (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the


          internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectuses" shall mean the prospectuses included in the Registration Statement.

          (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 A.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFB, as representative of the Managers. If the Effective Time is prior to the execution and delivery of this Agreement, each of the Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and Section 2 of this Agreement. The Stock shall have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange not later than 10:00 A.M., New York time, on the date of this Agreement or such later time and date as shall have been consented to by CSFB, as representative of the Managers. On or prior to the First Closing Date and each Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Selling Stockholder, Clark or CSFB, shall be contemplated by the Commission.

          (c) CSFB shall have received an opinion, dated the First Closing Date, and each Option Closing Date, if any, of White & Case, counsel for the Company, to the effect that:

              (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole.

              (ii) Each subsidiary of the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in the United States in which such qualification is required, except where failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings of the Company and its subsidiaries, taken as a whole.

              (iii) Assuming due authorization, execution and delivery by the Company under Michigan law, this Agreement and the Underwriting Agreement have each been duly executed and delivered by the Company.



              (iv) To the best knowledge of such counsel after due inquiry, except as set forth in the Prospectuses, there are no outstanding
          (A) securities or obligations of the Company convertible into or exchangeable for any shares of capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations for the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations.

              (v) Such counsel is not aware, after due inquiry, of (A) any notice of infringement of or conflict with asserted rights of others with respect to any licenses or other rights to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and proprietary knowledge (hereinafter collectively referred to as "Proprietary Rights") presently employed by the Company in connection with the operation of its business, (B) the assertion by others of any rights inconsistent with the Proprietary Rights of the Company, or (C) any facts which such counsel believes would render any Proprietary Rights of the Company invalid, in each case for clauses (A), (B), or (C), which singly or in the aggregate, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole.

              (vi) To the best knowledge of such counsel, after due inquiry, the Company is not (A) in violation of its charter, or (B) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to it (including, without limitation, any law, administrative regulation, ordinance or order relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants), where such violation would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings of the Company and its subsidiaries, taken as a whole. To the best knowledge of such counsel, after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound which defaults, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings of the Company and its subsidiaries, taken as a whole.

              (vii) The performance of this Agreement and the Underwriting Agreement and the consummation of the transactions contemplated herein and therein will not conflict with or result in or constitute a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or


     encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument of which such counsel is aware, after due inquiry, to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings of the Company and its subsidiaries taken as a whole, nor will such action result in a breach or violation of any applicable law, any rule, regulation or order of any governmental agency or authority or any decree or order of any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties of which such counsel is aware, after due inquiry; and the Company has all requisite corporate power and authority to authorize, issue and sell the International Stock pursuant to this Agreement.

              (viii) To the best knowledge of such counsel, after due inquiry, (a) there is no action, suit or proceeding before or by any United States or state of the United States court or governmental agency or body, now pending, or threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectuses (other than as disclosed therein) and (b) there are no contracts or documents of the Company which are required to be described in the Prospectuses or the Registration Statement or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so described or so filed as exhibits thereto.

              (ix) No consent, approval, authorization, or order of, or filing with, any Person or any governmental agency or authority or any court is required for the consummation of the transactions contemplated by this Agreement or the Underwriting Agreement in connection with the issuance or sale of the Stock, except such as have been obtained and made and as may be required under state securities laws.

              (x) (a) The Company possesses all licenses, certificates, authorities or permits (collectively, "permits") issued by the appropriate governmental or regulatory agencies or authorities that are necessary to enable it to own, lease and operate its properties and to carry on its business as presently conducted and such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries and (b) to the knowledge of such counsel, after due inquiry, the Company has not received any notice of proceedings, nor is any proceeding threatened, relating to the revocation or modification of any such permit which in the case of (a) or (b), singly or in the aggregate, would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings of the Company and its subsidiaries, taken as a whole.

              (xi) The descriptions in the Registration Statement and the Prospectuses of the Company's charter, by-laws, and preferred stock purchase rights plan, and of statutes, decrees, legal and

          governmental proceedings and contracts and such other documents as are described therein (except in Appendix A, as to which such counsel need express no opinion) are accurate and fairly present the information required to be shown.

              (xii) Except as described in the Registration Statement, there are no contracts, agreements or understandings known to such counsel between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

              (xiii) Such counsel has received notification from the Commission that the Registration Statement was declared effective under the Act as of the date and time specified in such opinion, each of the Prospectuses either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement and the Prospectuses, and each amendment or supplement thereto, as of their respective effective or issue dates, appear on their face to comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; nothing has come to such counsel's attention to cause it to believe that either the Registration Statement or the Prospectuses, or any such amendment or supplement, as of such respective dates and the date of such opinion, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstance under which they were made; it being understood that such counsel need express no opinion as to Appendix A or as to the financial statements or schedules or other related statistical or financial data contained in the Registration Statement or the Prospectuses.

     Such counsel may state that the opinions expressed by such counsel are limited to matters under the laws of the State of New York and to the federal laws of the United States.

          (d) CSFB shall have received an opinion, dated the First Closing Date, and each Option Closing Date, if any, of White & Case, counsel for the Selling Stockholder, to the effect that:

              (i) The Managers have obtained from the Selling Stockholder good and marketable title to the shares of Stock sold by the Selling Stockholder free and clear, to the best knowledge of such counsel after due inquiry, of any adverse claims, and the Selling Stockholder had full corporate right, power and authority to enter into this Agreement and the Underwriting Agreement and to


          sell, assign, transfer and deliver such shares of Stock hereunder and thereunder. For purposes of rendering this opinion, such counsel may state that they have assumed that the Managers have no notice of any adverse claim regarding such shares of Stock.

              (ii) No authorization, approval or consent of, or registration or qualification with, any Person or any court or governmental authority or agency is necessary in connection with the sale of the Stock sold by the Selling Stockholder or the consummation of the other transactions contemplated by this Agreement or the Underwriting Agreement, except such as have been obtained and made and as may be required under state securities laws.

              (iii) The execution, delivery and performance of this Agreement and the Underwriting Agreement and the consummation of the transactions contemplated herein and therein have been authorized by all necessary corporate action by the Selling Stockholder and will not (A) conflict with or constitute or result in a breach or violation of any of the terms or provisions of, or any default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Selling Stockholder's properties or assets pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument of which such counsel is aware after due inquiry to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the Selling Stockholder's properties is subject, or (B) result in a breach or violation of any applicable law or any rule, regulation or order of any governmental agency or authority or any court having jurisdiction over the Selling Stockholder or any of its respective properties of which such counsel is aware after due inquiry or of the charter or by-laws of the Selling Stockholder which, in the case of either clause (A) or (B), would interfere with the ability of the Selling Stockholder to sell to the Managers the Common Stock proposed to be sold by it pursuant to this Agreement and the Underwriting Agreement free and clear of any adverse claims.

              (iv) This Agreement and the Underwriting Agreement have each been duly authorized, executed and delivered by the Selling Stockholder.

          (e) CSFB shall have received an opinion, dated the First Closing Date, and each Option Closing Date, if any, of Honigman Miller Schwartz & Cohn, Michigan counsel for the Company, to the effect that:

              (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses.

              (ii) The execution, delivery and performance of this Agreement and the Underwriting Agreement and the consummation of the transaction contemplated herein and therein have each been duly and validly authorized by all necessary corporate action by the Company and this Agreement and the Underwriting Agreement have each been duly executed and delivered by the Company.


              (iii) The authorized capital stock of the Company consists of 60,000 shares of series A junior preferred stock, $.01 par value per share, of which no shares are issued or outstanding, 10,000,000 shares of preferred stock, $.01 par value per share, of which no shares are issued or outstanding, and 30,000,000 shares of common stock, $.01 par value per share, of which 11,061,350 shares are issued and outstanding; all of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Selling Stockholder; and the capital stock of the Company (including, without limitation, the Stock) conforms, in all material respects as to legal matters, to the description thereof (including, without limitation, statements relating to dividend, voting, conversion and exchange features) contained under the caption "Description of Capital Stock" in the Registration Statement and the Prospectuses, except the description of the Company's preferred stock purchase rights plan as to which such counsel need not express any opinion.

              (iv) The Stock has been duly authorized, and, in the case of the Stock being issued by the Company, when issued, and, in the case of all the Stock, when delivered and paid for pursuant to this Agreement and the Underwriting Agreement, will be fully paid and nonassessable, and the shareholders of the Company have no preemptive rights with respect to the Stock.

              (v) The performance of this Agreement and the Underwriting Agreement will not result in a breach or violation of the terms and provisions of the charter (or other equivalent instrument) or by-laws of the Company; and the Company has all requisite corporate power and authority to authorize, issue and sell the International Stock as contemplated by this Agreement.

          (f) CSFB shall have received an opinion, dated the First Closing Date, and each Option Closing Date, if any, of Trench, Rossi e Watanabe, Brazilian counsel for the Company, to the effect that:

              (i) Each Brazilian subsidiary of the Company (each a "Brazilian Subsidiary") has been duly incorporated and is validly existing as a company under the laws of Brazil, has the requisite power and authority to own, lease and operate its properties and to conduct its business in Brazil as set forth in its Articles of Organization; all capital of each Brazilian Subsidiary has been established as provided in its Articles of Organization, has been fully paid in, is nonassessable, other than the ability of Brazilian tax, labor and similar authorities to make assessments against shares of capital stock for tax, labor and similar claims (of which there currently are none) and (with the exception of directors' qualifying shares) is owned by the Company, directly or indirectly, and, except for directors' qualifying shares with respect to which such counsel need express no opinion, is owned free and clear of any mortgage, pledge, lien, encumbrance or claim.

              (ii) Such counsel is not aware, after due inquiry, of (A) any notice of infringement of or conflict with asserted rights of others with respect to any licenses or other rights to use the patents, patent rights, licenses, inventions, copyrights, know-

     how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and proprietary knowledge (hereinafter collectively referred to as "Proprietary Rights") presently employed by any Brazilian Subsidiary in connection with the operation of its businesses, (B) the assertion by others of any rights inconsistent with the Proprietary Rights of the Brazilian Subsidiaries, or (C) any facts which such counsel believes would render any Proprietary Rights of the Brazilian Subsidiaries invalid, in each case for clauses (A), (B) or
     (C), which singly or in the aggregate, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole.

              (iii) To the best knowledge of such counsel, after due inquiry, none of the Brazilian Subsidiaries is in violation of its Articles of Organization or any law, administrative regulation, ordinance or order of any Brazilian court, governmental agency, arbitration panel or authority applicable to it, where such violation would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings of the Company and its subsidiaries, taken as a whole.

              (iv) The performance of this Agreement and the Underwriting Agreement and the consummation of the transactions contemplated herein and therein will not conflict with or result in or constitute a breach or violation of the terms and provisions of the Articles of Organization of any such subsidiary or, any applicable Brazilian law, rule, regulation or order of any governmental agency or authority or any decree or order of any Brazilian court having jurisdiction over any Brazilian Subsidiary or any of their properties.

              (v) To the knowledge of such counsel, there is no action, suit or proceeding before or by any Brazilian court or governmental agency or body, now pending, or, to the best knowledge and information of such counsel, threatened, against or affecting the Brazilian Subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectuses (other than as disclosed therein); and there are no contracts or documents of the Brazilian Subsidiaries which are required to be described in the Prospectuses or the Registration Statement or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so described or so filed as exhibits thereto.

              (vi) The Brazilian Subsidiaries possess all licenses, certificates, authorities or permits (collectively, "permits") issued by the appropriate governmental or regulatory agencies or authorities that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted except for such permits the lack of which either singly or in the aggregate would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings of the Company and its subsidiaries, taken as a whole.



              (vii) The Company has obtained a Certificate of Investment from the Central Bank of Brazil reflecting the U.S. dollar amount of the Company's investment in CAPCO do Brasil as necessary to permit the Company to repatriate under current Brazilian law up to the U.S. dollar registered amount shown in such Certificate of Investment free and clear of any tax, duty, withholding or deduction in Brazil and to permit CAPCO do Brasil to remit profits to the Company in U.S. dollars under current Brazilian law (after payment of Brazilian withholding income tax), and such Certificate of Investment is in full force and effect; at present, no other permits, licenses, authorization, certificates or approvals from any Brazilian governmental authority are necessary to permit remittances of profits to the Company; and CAPCO do Brasil at present has access to the floating commercial rate currency market in Brazil for purchasing U.S. dollars to make remittances of profits to the Company.

              (viii)  Confirming the information set forth in Attachment A.

          (g) You shall have received an opinion, dated the First Closing Date, and each Option Closing Date, if any, of Bernard D. Henely, General Counsel of Clark, to the effect that:

              (i) Clark has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

              (ii) The execution, delivery and performance of this Agreement and the Underwriting Agreement and the consummation of the transaction contemplated herein and therein have each been duly and validly authorized by all necessary corporate action by the Clark and will not (A) conflict with or constitute or result in a breach or violation of any of the terms or provisions of, or any default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of Clark's properties or assets pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which Clark is a party or by which Clark is bound or to which any of Clark's properties is subject, or (B) result in a breach or violation of any applicable law or any rule, regulation or order of any governmental agency or authority or any court having jurisdiction over Clark or any of its respective properties or of the charter or by-laws of Clark which, in the case of either clause (A) or (B), would interfere with the ability of the Selling Stockholder to sell to the Underwriters the Common Stock proposed to be sold by it pursuant to this Agreement and the Underwriting Agreement free and clear of any adverse claims.

              (iii) This Agreement and the Underwriting Agreement have each been duly authorized, executed and delivered by Clark.

          (h) CSFB shall have received from Mayer, Brown & Platt, counsel for the Managers, such opinion or opinions, dated the First Closing Date and each Option Closing Date, if any, to the effect that:

              (i) The Company is validly existing and in good standing under the laws of the State of Michigan.


              (ii) The Stock has been duly authorized, and when issued and delivered and paid for in accordance with the terms of this Agreement and the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

              (iii) The execution and delivery of this Agreement and the Underwriting Agreement have been duly and validly authorized by all necessary corporate action by the Company.

              (iv) The Registration Statement became effective under the Act, and to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been initiated or threatened by the Commission.

              (v) The Stock conforms as to legal matters in all material respects to the descriptions thereof in the Registration Statement and the Prospectuses.

              (vi) The Registration Statement and the Prospectuses, and each amendment or supplement thereto, as of their respective effective or issue dates, appear on their face to comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; nothing has come to such counsel's attention to cause it to believe that either the Registration Statement or the Prospectuses, or any such amendment or supplement, as of such respective dates and the date of such opinion, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstance under which they were made; it being understood that such counsel need express no opinion as to Appendix A or as to the financial statements or schedules or other related statistical or financial data contained in the Registration Statement or the Prospectuses.

     The Company and the Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Mayer, Brown & Platt may rely as to the incorporation of the Company and all other matters governed by Michigan law upon the opinion of Honigman Miller Schwartz & Cohn referred to in subsection (e) of this Section.

          (i) CSFB shall have received a certificate, dated the First Closing Date and each Option Closing Date, if any, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the First Closing Date and each such Option Closing Date, if any, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge after reasonable investigation, are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectuses, there has been


     no material adverse change in the financial position or results of operations of the Company and its subsidiaries as a whole, except as set forth in or contemplated by the Prospectuses or as described in such certificate.

          (j) CSFB shall have received a certificate, dated the First
     Closing Date and each Option Closing Date, if any, of the President or any Vice-President and a principal financial or accounting officer of Clark in which such officers shall state that the representations and warranties of Clark in this Agreement are true and correct, and that, subsequent to the date of the most recent financial statements in the Prospectuses, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries as a whole, except as set forth in or contemplated by the Prospectuses or as described in such certificate.

          (k) CSFB shall have received a certificate, dated the First Closing Date and each Option Closing Date, if any, of the President or any Vice-President of the Selling Stockholder in which such officers shall state that the representations and warranties of the Selling Stockholder in this Agreement are true and correct and that the Selling Stockholder has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the First Closing Date and each Option Closing Date, if any.

          (l) CSFB shall have received a letter, dated the First Closing Date, and each Option Closing Date, if any, of Price Waterhouse, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section, except that the specified date referred to will be a date not more than five days prior to the First Closing Date or such Option Closing Date, as the case may be, for the purposes of this subsection.

          (m) The closing of the sale of the U.S. Firm Shares being purchased by the Underwriters pursuant to the Underwriting Agreement shall occur concurrently with the closing of the sale of the International Stock being purchased by the Managers on such date.

The Company, the Selling Stockholder and Clark will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request. If any of the conditions set forth in this Section 5 is not satisfied on or prior to the First Closing Date or the applicable Option Closing Date, as applicable, the parties hereto shall be released and discharged from their respective obligations hereunder (except for the liability of the Company and the Selling Stockholder for the payment of costs and expenses as provided in Section 2 of this Agreement and for the respective obligations of the parties hereto pursuant to Section 6 of this Agreement). The Managers (or CSFB on their behalf) may, in their discretion, however, waive compliance with the whole or any part of this Section 5.

     6.   Indemnification and Contribution.

     (a) The Company, the Selling Stockholder and Clark, jointly and severally, will indemnify and hold harmless each Manager against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the Act or otherwise, insofar as such


losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred upon receipt of request for payment therefor; provided, however, that none of the Company, the Selling Stockholder or Clark will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Manager through CSFB specifically for use therein.

     (b) Each Manager will indemnify and hold harmless the Company, the Selling Stockholder and Clark against any losses, claims, damages or liabilities to which the Company, the Selling Stockholder or Clark may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Manager through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company, the Selling Stockholder or Clark in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred upon receipt of request for payment therefor.

     (c) The indemnity agreement of the Company, the Selling Stockholder and Clark in this Agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus or in the U.S. Prospectus (or any amendment or supplement thereto), it shall not inure to the benefit of any Manager if such Manager failed to send or give a copy of the U.S. Prospectus (as amended or supplemented, if the Company or the Selling Stockholder (as the case may be) shall have furnished any amendment or supplement thereto to such Manager, which corrected such untrue statement or omission that is the basis of the loss, liability, claim, damage or expense for which indemnification is sought) to the person asserting any such loss, liability, claim, damage or expense at such time as the U.S Prospectus, as so amended or supplemented, is required under the Act to be delivered to such person.

     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party

will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, unless an actual or potential conflict exists, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one firm for all such indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

     (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each party which would otherwise be liable to provide indemnification under subsection (a) or (b) above shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above
(i)(A) if the Company or the Managers are the indemnifying party, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other from the offering of the U.S. Stock and (B) if the Selling Stockholder or Clark is the indemnifying party, in such proportion as is appropriate to reflect the relative benefit received by the Selling Stockholder and Clark, on the one hand, and the Managers, on the other, from the Offering of the Selling Stockholder's U.S. Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or the indemnified party failed to give the notice required under subsection (d) above, then, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholder or Clark, as the case may be, on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholder or Clark, as the case may be, on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the U.S. Offering (before deducting expenses) received by the Company or the Selling Stockholder, as the case may be, bear to the total underwriting discounts and commissions received by the Managers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder, Clark or the Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.



The Company, the Selling Stockholder, Clark and the Managers agree that it would not be just and equitable if contribution pursuant to this subsection
(e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the U.S. Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) The obligations of the Company, the Selling Stockholder and Clark under this Section shall be in addition to any liability which the Company, the Selling Stockholder and Clark may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Manager within the meaning of the Act; and the obligations of the Managers under this Section shall be in addition to any liability which the respective Managers otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     7.   Default of Managers.

     If any Manager or Managers default in their obligations to purchase any International Stock hereunder on either the First Closing Date or any Option Closing Date and the aggregate number of shares of International Stock that such defaulting Manager or Managers agreed but failed to purchase does not exceed 10% of the total number of shares of International Stock, CSFB may make arrangements satisfactory to the Company and the Selling Stockholder for the purchase of such shares of International Stock by other Persons, including any of the Managers, but if no such arrangements are made by such Closing Date, the non-defaulting Managers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase on such Closing Date the International Stock that such defaulting Manager or Managers agreed but failed to purchase. If any Manager or Managers so default and the aggregate number of shares of International Stock with respect to which such default or defaults occur exceeds 10% of the total number of shares of International Stock you shall use reasonable efforts to make arrangements for the purchase of such International Stock by other Persons. In the event that arrangements satisfactory to CSFB, the Company and the Selling Stockholder for the purchase of such International Stock by other Persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Manager, the Company or the Selling Stockholder, except as provided in Section 8 of this Agreement. As used in this Agreement, the term "Manager" includes any Person substituted for a Manager under this Section. Nothing herein will relieve a defaulting Manager from liability for its default.

     8.   Termination.

     Notwithstanding anything herein contained, the Managers may, through CSFB, by notice to the Company and the Selling Stockholder, terminate this Agreement at any time before payment is made to the Company or the Selling Stockholder if there shall have occurred (a) a change in U.S. or international financial, political or economic conditions as would, in the reasonable judgment of CSFB, be so material and adverse as to make it impracticable or inadvisable to proceed with the sale of and payment for the International Stock, or (b) subsequent to the execution and delivery of this Agreement there shall have occurred (i) any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the reasonable judgment of CSFB, materially impairs the investment quality of the International Stock; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) any banking moratorium declared by United States Federal, New York or Brazilian authorities; or (iv) any outbreak or escalation of major hostilities in which the United States or Brazil is involved, any declaration of war by the United States Congress or by Brazilian authorities or any other substantial national (with respect to the United States or Brazil) or international calamity or emergency if, in the reasonable judgment of CSFB, any of the events specified in clauses (b)(ii) through (iv), singly or together with any other such event, has a material adverse effect on the condition, financial or otherwise, or in the earnings of the Company and its subsidiaries, taken as a whole, or on the financial markets in the United States so as to make it impractical or inadvisable to proceed with completion of the sale of and payment for the International Stock.

     If the Managers shall elect to terminate this Agreement as provided in this Section 8, the Company and the Selling Stockholder shall be notified promptly by CSFB. If this Agreement is terminated pursuant to Section 7 of this Agreement or this Section 8, or if the purchase of the International Stock by the Managers is not consummated for any reason permitted under this Agreement, the Company and the Selling Stockholder shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 2 of this Agreement and the respective obligations of the Company, the Selling Stockholder and the Managers pursuant to Section 6 of this Agreement shall remain in effect, regardless of the cause of such termination or nonconsummation. If the purchase of the International Stock by the Managers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 of this Agreement or the occurrence of any event specified in subsection 8(a) or clause (ii), (iii) or
(iv) of subsection 8(b) of this Agreement, the Company and the Selling Stockholder will reimburse the Managers for all out-of-pocket expenses (including fees and expenses of counsel) reasonably incurred by them in connection with this Agreement and the offering of the International Stock.

     9.   Survival of Certain Representations and Obligations.

     The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Selling Stockholder, Clark and the several Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any

investigation, or statement as to the results thereof, made by or on behalf of any Manager, the Selling Stockholder, Clark, the Company or any of their respective representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the International Stock.

     10.  Notices.

     All communications hereunder will be in writing and, if sent to the Managers, will be mailed, delivered or telegraphed and confirmed to CSFB, One Cabot Square, London E14 4QJ (Attention: Company Secretary), or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 100 North Michigan Street, South Bend, Indiana 46634, Attention: Secretary, or, if sent to Clark, will be mailed, delivered or telegraphed and confirmed to it at 100 North Michigan Street, South Bend, Indiana 46634, Attention:
Secretary, or, if sent to the Selling Stockholder, will be mailed, delivered or telegraphed and confirmed to it at 100 North Michigan Street, South Bend, Indiana 46634, Attention: Secretary, with a copy in the case of notices to any of the Company and/or the Selling Stockholder and/or Clark to White & Case, 1155 Avenue of the Americas, New York, New York 10036, Attention:
Arthur A. Scavone; provided, however, that any notice to a Manager pursuant to Section 6 of this Agreement will be mailed, delivered or telegraphed and confirmed to such Manager.

     11.  Successors.

     This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling Persons referred to in
Section 6 of this Agreement, and no other Person will have any right or obligation hereunder.

     12.  Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     13.  Applicable Law.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.


















     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholder, Clark and the Managers in accordance with its terms.

  Very truly yours,

  CLARK AUTOMOTIVE PRODUCTS CORPORATION


  By:/s/ C. E. Cheesbrough
  Name Printed: C. E. Cheesbrough
  Title: Vice President, Secretary and
         Controller


  AUTOMOTIVE PRODUCTS COMPANY


  By:/s/ John J. Moran, Jr.
  Name Printed: John J. Moran, Jr.
  Title: Vice President and Secretary


  CLARK EQUIPMENT COMPANY


  By:/s/ Bernard D. Henely
  Name Printed: Bernard D. Henely
  Title: Vice President































To:         CLARK AUTOMOTIVE PRODUCTS CORPORATION
            AUTOMOTIVE PRODUCTS COMPANY
            CLARK EQUIPMENT COMPANY

  We confirm that the foregoing letter correctly sets out the arrangements agreed among us.

  Yours faithfully,

  CS FIRST BOSTON LIMITED


  By:/s/ Sharon Holmes
  Name Printed: Sharon Holmes

  MERRILL LYNCH INTERNATIONAL LIMITED

  ABN AMRO BANK N.V.
  BANQUE BRUXELLES LAMBERT S.A.
  CAZENOVE & CO.
  DRESDNER BANK AKTIENGESELLSCHAFT
  UBS LIMITED

  Each by its duly authorized
  attorney:


  /s/ Sharon Holmes

































                                                                    Attachment A


  In 1986, because of insufficient hard currency reserves at the Brazilian currency exchange agency (the "Central Bank"), the Brazilian government temporarily imposed certain restrictions on the timing and flow of certain currency remittances out of Brazil. This resulted in a delay in the payment of dividends out of Brazil and may have raised the cost for some companies of converting local currency to pay dividends to their parents. In 1989, again, similar temporary restrictions were imposed with similar results. No restrictions are currently in place. The Central Bank and the Brazilian government have discretionary powers to restrict currency exchange transactions in the event of severe hard currency shortages.

  Brazilian currency exchange controls were first established in the 1930s. Today, such controls are limited to general authorizations issued by the Central Bank in the form of certificates (e.g., certificate of investment) allowing their respective holders to exchange local currency for U.S. Dollars and to remit the U.S. Dollars out of Brazil. As an example, if a non-resident organizes a company in Brazil and funds such company with capital by wire transferring U.S. Dollars into Brazil, the non-resident obtains from the Central Bank a certificate of investment showing on its face the amounts invested, the name of the investor and the name of the local company. In order to effect dividend remittances out of Brazil, the local company presents to a local bank the Brazilian currency needed to purchase the U.S. Dollars together with the original certificate of investment plus the local corporate documents evidencing the corporate earnings and declaration of dividends. The local bank then wire transfers the funds out of Brazil without any intervention or authorization from the Central Bank.

  Brazilian banks must obtain a charter from the Central Bank in order to conduct banking business in Brazil. Most of these banks are also chartered to conduct currency exchange transactions. There are two basic currency exchange markets in Brazil: (i) the commercial rate (ii) the floating rate. The Central Bank does not intervene in the commercial market except in purchasing and selling currency in an attempt to control rates. Most commercial and corporate currency exchange is carried out at the commercial rate, e.g., with regard to capital repatriations, repayment of loans, payment of dividends or interest, payments for imports. The obligors of such obligations may freely purchase the necessary currency to make the required payments abroad by presenting to a bank chartered to deal in currency exchange a certificate of investment, a certificate of a loan transaction, an important license, or similar document.

  The floating rate market is a free market where banks may buy and sell currency at freely negotiated rates without any Central Bank interference. Transactions carried out through the free market are mainly related to travel and to certain transfers of capital. This market is the first step towards the creation of a free exchange market in Brazil. The floating rate market has also been extended to permit the purchase of foreign currency for Brazilians to invest abroad and for Brazilian companies to establish and maintain foreign offices.








                                   SCHEDULE A


                                                   Total Number of
                                                  International Firm
Manager                                         Shares to be Purchased

CS First Boston Limited . . . . . . . . . . . .          750,000
Merrill Lynch International Limited . . . . . .          750,000
ABN AMRO Bank N.V.. . . . . . . . . . . . . . .          100,000
Bank Bruxelles Lambert S.A. . . . . . . . . . .          100,000
Cazenove & Co.    . . . . . . . . . . . . . . .          100,000
Dresdner Bank Aktiengesellschaft. . . . . . . .          100,000
UBS Limited       . . . . . . . . . . . . . . .          100,000
  Total           . . . . . . . . . . . . . . .        2,000,000















































                                  SCHEDULE B


                              U.S. Underwriters


                         CS First Boston Corporation
              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                         Allen & Company Incorporated
                      Arnhold and S. Bleichroeder, Inc.
                          Baird, Patrick & Co., Inc.
                      Robert W. Baird & Co. Incorporated
                           Bear, Stearns & Co. Inc.
                       Alex. Brown & Sons Incorporated
                          Dain Bosworth Incorporated
                          Dean Witter Reynolds Inc.
                           Dillon, Read & Co. Inc.
             Donaldson, Lufkin & Jenrette Securities Corporation
                          A.G. Edwards & Sons, Inc.
                        First of Michigan Corporation
                           Furman Selz Incorporated
                           Gabelli & Company, Inc.
                                Garantia Inc.
                             Goldman, Sachs & Co.
                     Interstate/Johnson Lane Corporation
                           Invemed Associates, Inc.
                           Kemper Securities, Inc.
                      Kidder, Peabody & Co. Incorporated
                        Ladenburg, Thalmann & Co. Inc.
              C.J. Lawrence/Deutsche Bank Securities Corporation
                             Lazard Freres & Co.
                     Legg Mason Wood Walker Incorporated
                             Lehman Brothers Inc.
                     McDonald & Company Securities, Inc.
                            Montgomery Securities
                         J.P. Morgan Securities Inc.
                      Morgan Stanley & Co. Incorporated
                           Oppenheimer & Co., Inc.
                           PaineWebber Incorporated
                              Piper Jaffray Inc.
                      Prudential Securities Incorporated
                             RAS Securities Corp.
                     The Robinson-Humphrey Company, Inc.
                                 Roney & Co.
                             Salomon Brothers Inc
                          Smith Barney Shearson Inc.
                   Stifel, Nicolaus & Company, Incorporated
                     Wertheim Schroder & Co. Incorporated












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